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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248730

        CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Class A ordinary shares, par value US$0.0001 per share(4)	51,750,000	US$28.13	US$1,455,727,500	US$188,953.43

(1)
Includes 6,750,000 Class A ordinary shares, par value US$0.0001 per share, offered to cover the underwriters' over-allotment. To facilitate the settlement of the over-allocations, Goldman Sachs (Asia) L.L.C., through its affiliate Goldman Sachs International, has entered into a borrowing arrangement with Zto Ljf Holding Limited, pursuant to which Goldman Sachs International may borrow 6,750,000 Class A ordinary shares from Zto Ljf Holding Limited.

(2)
Calculated based on an exchange rate of HK$7.7499 to US$1.00 as of September 18, 2020, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. The offering price is HK$218.00 per Class A ordinary share.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(4)
Includes all Class A ordinary shares in the Global Offering (as defined in this prospectus supplement under the caption "Underwriting"). Such Class A ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class A ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class A ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby, which have been registered under registration statement on Form F-6 initially filed on October 14, 2016 (File No. 333-214107). Each such ADS represents one Class A ordinary share.

Prospectus Supplement

(To Prospectus dated September 11, 2020)

ZTO Express (Cayman) Inc.

45,000,000 Class A Ordinary Shares

          We are offering 45,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a Global Offering, or the Global Offering, consisting of an international offering of 42,750,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 2,250,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$218.00 per Class A ordinary share, or approximately US$28.13 per Class A ordinary share based on an exchange rate of HK$7.7499 to US$1.00.

          Our ADSs are listed on the New York Stock Exchange under the symbol "ZTO." On September 21, 2020, the closing price of our ADSs on the New York Stock Exchange was US$28.68 per ADS, or HK$222.27 per Class A ordinary share, based upon an exchange rate of HK$7.7499 to US$1.00. Each ADS represents one Class A ordinary share.

          The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

          Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules, for the listing of, and permission to deal in, our Class A ordinary shares under the stock code "2057."

          Our existing shareholders affiliated with Alibaba Group Holding Limited, Alibaba ZT Investment Limited and Cainiao Smart Logistics Investment Limited, through their respective affiliates, have exercised their preemptive rights pursuant to that certain investor rights agreement dated June 12, 2018, and accordingly have subscribed for, and were allocated, an aggregate of 3,654,250 Class A ordinary shares in the Global Offering, representing approximately 8.1% of the Class A ordinary shares offered in connection with the Global Offering and approximately 0.4% of the ordinary shares outstanding immediately after the Global Offering, without taking into account (i) the Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, (ii) our repurchase of Class A ordinary shares in the form of ADS and (iii) any allotment and issuance of Class A ordinary shares upon exercise of the option of the international underwriters to purchase additional Class A ordinary shares in the Global Offering.

          See "Risk Factors" beginning on page S-13 for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.

          Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$218.00 PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share	Total

Public offering price	HK$218.00(1)	HK$9,810,000,000

Underwriting discounts and commissions(2)	HK$1.744	HK$78,480,000

Proceeds to us (before expenses)(3)	HK$216.256	HK$9,731,520,000

(1)
Equivalent to US$28.13 per ADS, based upon each ADS representing one Class A ordinary share and an exchange rate of HK$7.7499 to US$1.00 as of September 18, 2020, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

(2)
See "Underwriting" beginning on page S-75 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds of HK$486,576,000 from the sale of 2,250,000 Class A ordinary shares in the Hong Kong public offering.

          We have granted the international underwriters the option, exercisable by Goldman Sachs (Asia) L.L.C., or the Sole Global Coordinator, on behalf of the international underwriters, to purchase up to an additional 6,750,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Goldman Sachs International has entered into a borrowing arrangement with Zto Ljf Holding Limited to facilitate the settlement of over-allocations. Goldman Sachs International is obligated to return Class A ordinary shares to Zto Ljf Holding Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Zto Ljf Holding Limited for the loan of these Class A ordinary shares.

          The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around September 29, 2020.

Sole Sponsor, Sole Global Coordinator, Joint Bookrunner and Joint Lead Manager

Goldman Sachs

Other Joint Bookrunners and Joint Lead Managers

UBS	CICC	Citigroup

Other Joint Lead Managers

BOCI	China Renaissance	CLSA	CMBI	Mizuho Securities

The date of this prospectus supplement is September 22, 2020.

Prospectus Supplement

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, Zto Ljf Holding Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Zto Ljf Holding Limited or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriters to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-248730) that we filed with the SEC on September 11, 2020 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus as updated through incorporation by reference.

        If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption "Underwriting") and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

  •
  "ADSs" refer to our American depositary shares, each of which represents one Class A ordinary share;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "HK$" and "Hong Kong dollars" are to the legal currency of the Hong Kong Special Administrative Region of the People's Republic of China;

  •
  "ordinary shares" refer to our Class A and Class B ordinary shares, par value US$0.0001 per share;

  •
  "RMB" refers to the legal currency of China;

  •
  the terms "ZTO," "we," "us," "our company" or "our" refer to ZTO Express (Cayman) Inc., its subsidiaries and its consolidated affiliated entities. Depending on the context, references to "we" and "our" may also include the network partners within our network; and

  •
  "U.S. dollars," "US$," "dollars" and "$" refer to the legal currency of the United States.

        Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus supplement are made at a rate of RMB7.0651 to US$1.00, the exchange rate in effect as of June 30, 2020 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. On September 18, 2020, the exchange rate was RMB6.7675 to US$1.00.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC's website at www.sec.gov.

        This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to ZTO Express (Cayman) Inc. and our securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC's website.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under ZTO Express (Cayman) Inc., CIK number 0001677250.

        Our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on April 21, 2020 (File No. 001-37922), or our 2019 Form 20-F, our current report on Form 6-K we furnished to the SEC on September 11, 2020 and Exhibits 1.1, 4.1, 5.1, 8.1 and 23.2 to our current report on Form 6-K we furnished to the SEC on September 22, 2020, are both incorporated by reference into the accompanying prospectus.

        As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

        We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

ZTO Express (Cayman) Inc.
Building One, No. 1685 Huazhi Road,
Qingpu District, Shanghai 201708, People's Republic of China
Tel: (86 21) 5980 4508
Attention: Investor Relations Department

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "will," "expect," "anticipate," "aim," "intend," "plan," "believe," "estimate," "is/are likely to," "future," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

  •
  our goals and strategies;

  •
  our future business development, financial conditions and results of operations;

  •
  the expected growth of the express delivery industry in China;

  •
  our expectations regarding demand for and market acceptance of our services;

  •
  our expectations regarding our relationships with network partners, direct and end customers, suppliers and our other stakeholders;

  •
  competition in our industry; and

  •
  relevant government policies and regulations relating to our industry.

        The forward-looking statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein.

        We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our Class A ordinary shares. You should carefully read the entire prospectus before investing, including "Risk Factors," as well as the documents incorporated by reference. See "Incorporation of Certain Documents by Reference." Our 2019 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2018 and 2019 and for the years ended December 31, 2017, 2018 and 2019, and our current report on Form 6-K furnished to the SEC on September 11, 2020, which contains supplemental and updated disclosures and our consolidated financial statements as of June 30, 2020 and for the six months ended June 30, 2019 and 2020, are both incorporated by reference.

 ZTO Express (Cayman) Inc.

Our Mission

        Our mission is to bring happiness to more people through our services.

Our Objective and Vision

        Our objective is to become a world-leading comprehensive logistics service provider. Our vision for ZTO is a respected enterprise with dignity, sustainability and longevity for centuries to come.

Our Values

        Our values are fundamental to the way in which we operate and achieve continued and sustainable growth. Our core values are:

        Shared success—"Shared success" is a guiding principle that encourages everyone under the ZTO brand to build together and share results. It prioritizes the collective greater good, aligns interest and resolves conflicts among stakeholders, and promotes equitable allocation of risks and rewards.

        Trust and accountability—The intention of a shared success aligns interests, and trust and accountability reinforce effective execution. At ZTO, we foster a culture of mutual trust and clear accountability among our network partners, employees and us, and each is expected to fulfill their part of the commitment.

        Innovation and entrepreneurship—"Innovation and entrepreneurship" is ZTO's cultural approach with which we identify and solve problems, and create opportunities with a novel business model, relationships with partners and use of technologies that improve the way we operate and serve.

Overview

        We are a leading express delivery company in China. Founded in 2002, we are China's leading express delivery service provider based on total parcel volume, with a 19.1% market share in 2019. We are the youngest among the scaled express delivery companies in China and the largest in scale and the most profitable among the Tongda Operators, who are the express delivery service providers utilizing the "network partner model" in China, namely our Company, YUNDA Holding Co., Ltd., YTO Express Group Co.,Ltd., BEST Inc. and STO Express Co.,Ltd.. We provide express delivery services and other value-added logistics services through our nationwide network.

        Under a network partner model, we operate the mission-critical line-haul transportation and sorting network within the express delivery service value chain, whereas our network partners operate the outlets that provide first-mile pickup and last-mile delivery services. The network partner model enables us to scale our network rapidly with limited capital outlay and fixed costs, consequently driving higher return on invested capital and equity.

        We have developed one of the most extensive and reliable delivery networks in China. As of June 30, 2020, our network infrastructure consists of 90 sorting hubs with 282 automation lines, over 3,400 line-haul routes serviced by approximately 9,050 self-owned line-haul vehicles, and over 5,000 direct network partners operating approximately 30,000 pickup/delivery outlets and over 50,000 last-mile posts. Our network covers over 99.2% of cities and counties in China. The following diagram illustrates the process for the completion of a typical domestic delivery order in our network.

        In April 2008, we were the first among the Tongda Operators to implement a sharing mechanism (which started compensating delivery outlets with last-mile delivery service fees) to address inequitable burden of cost and the associated inequitable allocation of fee revenue between pickup and delivery outlets. Before the implementation of such mechanism, service outlets relied on pickup fees to sustain their business, which was difficult for outlets with significantly higher delivery volumes than pickup volumes due to the uneven nature of economic development, geographic concentration of e-commerce merchants and geographical distribution of consumers in China. The principle design for this balancing mechanism came from our distinctive "shared success" philosophy, which was formally introduced in 2010 and fully established by 2015 when we completed the conversion of part of our major network partners to shareholder-employees. Through this reorganization, we were the first and the only among the Tongda Operators to reengineer the traditional network partner model into a structure of centralized strategic, financial and human resource decision making, and build trust and foster a win-win mindset among network participants. Throughout the years, we have successfully built a more cohesive and stable network by adhering to our differentiated philosophy and core values in day-to-day decision making and execution.

        Our openness to and adoption of new and innovative technologies allows us to maintain cost leadership in the industry. Our proprietary Zhongtian system is the technology backbone for our end-to-end operational management encompassing activities conducted in our network and by our network partners. A network partner model can be as effective and more efficient than a vertically owned and operated network through digitization, which helps to overcome standardization and stability challenges. Since 2015, we have collaborated with the Chinese Academy of Sciences and developed multiple generations of proprietary automated sorting equipment and specialized software to achieve high-speed sorting. In addition, we continuously improve the mix of our line-haul vehicles, and apply innovative design and technology to improve route planning, enhance safety and achieve greater productivity.

        We have achieved rapid growth while maintaining superior profitability and high customer satisfactions. Our total parcel volume increased from 6.2 billion in 2017 to 12.1 billion in 2019, and from 5.4 billion in the six months ended June 30, 2019 to 7.0 billion for the six months ended June 30, 2020. ZTO has been consistently ranked top for overall customer satisfaction among the Tongda Operators, as indicated by survey conducted by State Postal Bureau. Our net income increased from RMB3.2 billion in 2017 to RMB5.7 billion in 2019. Our non-GAAP adjusted net income increased from RMB3.2 billion in 2017 to RMB5.3 billion in 2019. Our net income and non-GAAP adjusted net income for the six months ended June 30, 2020 was RMB1.8 billion and RMB2.1 billion, respectively. Leveraging scale and continuous gain in operational efficiency, our net profit per parcel is the highest among the Tongda Operators.

        We strive to become a world leading comprehensive logistics service provider and sustain profitable growth. While our core express business is performing well, we are leveraging our resources and capabilities by expanding into adjacent markets such as cross-border, less-than- truckload and integrated warehousing and delivery fulfillment services. We believed more segments will evolve out of our core competencies and resource build-up to address logistics and commerce needs as the overall Chinese economy continues to grow. As China's logistics industry develops steadily to catch up with developed countries in terms of scale and efficiencies, we strive to devote the right amount of resources to the right things at the right time. We believe this disciplined approach to business expansion will propel us to steadily but surely transform ultimately into a platform with leading capabilities serving the entire logistics ecosystem. Our journey has just begun.

Our Strengths

        Our culture is the framework of how we operate our business. Our mission, to bring happiness to more people through our services, was founded by a few entrepreneurs led by our founder seeking better lives for themselves. Soon after, more and more people gathered around the founding team, having been attracted by the distinct values and practices of shared-success, trust and accountability, innovation and entrepreneurship, and together we built a strong network that connects tens of thousands of employees, entrepreneurs, businesses and customers. Our mission, vision and values together shape our business purpose, form the guiding principles of strategic decision-making processes and have directly contributed to our growth and development over the years. We believe our competitive strengths are the embodiment of, and are inseparable from, our distinguishing culture. These competitive strengths include:

  •
  superior scale and capability;

  •
  distinct partner network built upon a "shared-success" philosophy;

  •
  best-in-class operational capabilities and cost efficiencies through continued innovation; and

  •
  experienced and entrepreneurial management team.

Our Strategies

        Our goal is to be become a world-leading comprehensive logistics service provider and we set the following strategies to achieve that goal:

  •
  strengthen culture and improve brand recognition;

  •
  develop young talents and maintain vitality;

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  achieve greater scale and capacity and further our reach;

  •
  build technological advantages to better compete in the future; and

  •
  expand beyond express delivery.

Our Shareholding and Corporate Structure

Our Controlling Shareholders

        As of September 9, 2020, Mr. Meisong Lai ("Mr. Lai"), our chairman and chief executive officer, is interested in and controls through: (a) Zto Lms Holding Limited, a company beneficially owned by The LMS Family Trust, 206,100,000 Class B ordinary shares and 3,116,420 ADSs (representing the same number of Class A ordinary shares); and (b) Zto Es Holding Limited ("ZTO ES"), 4,491,893 Class A ordinary shares for the purpose of our employee shareholding platform. The LMS Family Trust is a trust established under the laws of Singapore and managed by Standard Chartered Trust (Singapore) Limited as trustee. Mr. Lai is the settlor of The LMS Family Trust and the beneficiaries of the trust are Mr. Lai and his family members. Mr. Lai is the sole director of ZTO ES, which is held by himself and four limited partnerships formed in China. An entity controlled by Mr. Lai is the general partner of each of those limited partnerships and Ms. Yufeng Lai, wife of Mr. Lai, was the sole limited partner of each of those limited partnerships upon their formation. As of September 9, 2020, Mr. Lai controlled 78.4% of the aggregate voting power of our Company. For additional information, see "Item 6.E. Directors, Senior Management and Employees—Share Ownership" in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Dual Class Voting Structure

        Under our dual class voting structure, our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise ten votes, respectively, on all matters that require a shareholder's vote. For additional information, see "Item 6.E. Directors, Senior Management and Employees—Share Ownership" in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

        You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiary of this structure may not necessarily always be aligned with those of our shareholders as a whole, and that the beneficiary of this structure will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders' resolutions, irrespective of how other shareholders vote. You should make the decision to invest in our company only after due and careful consideration. For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to "Item 3.D. Key Information—Risk Factors—Risks Related to Our ADSs" in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

Our VIE Structure

        Due to the PRC legal restrictions on foreign ownership in companies that provide mail delivery services in China, we carry out our express delivery business through ZTO Express Co., Ltd., a domestic PRC company, the equity interests in which are held by PRC citizens and companies established under PRC law. As a result, we conduct such business activities through ZTO Express Co., Ltd. and its subsidiaries in the PRC. We have entered into certain contractual arrangements, as described in more detail in "Item 4. Information on the Company—A. History and Development of the Company" in our 2019 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement. Those contractual arrangements collectively enable us to exercise effective control over the variable interest entities and realize substantially all of the economic benefits arising from the variable interest entities. As a result, we include the financial results of each of the variable interest entities in our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

Risk Factors

        Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. See "Risk Factors" for details of our risk factors, which we strongly urge you to read in full before making an investment in our Shares. Some of the major risks we face include:

  •
  Our business and growth are highly dependent on the development of the e-commerce industry and the emergence of New Retail in China, and our business operations may be significantly influenced by certain third-party e-commerce platforms;

  •
  We face risks associated with our network partners and their employees and personnel;

  •
  We face intense competition, which could adversely affect our results of operations and market share;

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  Any service disruptions experienced by our sorting hubs or the outlets operated by our network partners may adversely affect our business operations; and

  •
  Our technology systems are critical to our business operations and growth prospects, and failure to continue to improve, and effectively utilize, our technology systems or develop new technologies could harm our business operations, reputation and growth prospects.

        See "Risk Factors" on page S-13 of this prospectus supplement for a discussion of risks related to our shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under "Risk Factors" in our 2019 Form 20-F and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "ZTO Express (Cayman) Inc. Supplemental and Updated Disclosures," as well as other documents incorporated by reference into the accompanying prospectus.

Public Offering and Listing in Hong Kong

        We are offering 45,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a Global Offering, consisting of an international offering of 42,750,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 2,250,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

        Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our Class A ordinary shares under the stock code "2057."

Fungibility and Conversion between ADSs and Class A Ordinary Shares

        In connection with our public offering of Class A ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

        In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa. See "Conversion between ADSs and Class A Ordinary Shares."

        It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered Class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

Corporate Information

        We conduct our business in China through our subsidiaries and variable interest entities. Our American depositary shares, each of which represents one Class A ordinary share, par value US$0.0001 per share, of our company, currently trade on the New York Stock Exchange under the symbol "ZTO."

        Our principal executive offices are located at Building One, No. 1685 Huazhi Road, Qingpu District, Shanghai, 201708, People's Republic of China. Our telephone number at this address is +86 21 59804508. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering. Our corporate website is http://ir.zto.com. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Public Offering Price	HK$218.00, or US$28.13, per Class A ordinary share
The Global Offering

We are offering 45,000,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 42,750,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 2,250,000 Class A ordinary shares. For more information, see "Underwriting."

Option to Purchase Additional Class A Ordinary Shares

We have granted the international underwriters an option, exercisable by the Sole Global Coordinator, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 6,750,000 Class A ordinary shares at public offering price. Goldman Sachs International has entered into a borrowing arrangement with Zto Ljf Holding Limited to facilitate the settlement of over-allocations.

Class A Ordinary Shares Outstanding Immediately After the Global Offering

828,894,733 Class A ordinary shares (or 835,644,733 Class A ordinary shares if the Sole Global Coordinator exercises in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding (i) Class A ordinary shares reserved for issuance under our 2016 Share Incentive Plan, (ii) 7,447,313 Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, and (iii) the company's repurchase of 12,209,069 Class A ordinary shares in the form of ADSs.

Use of Proceeds

We estimate that we will receive net proceeds from the Global Offering of approximately HK$9,674.52 million, or US$1,248.34 million (or approximately HK$11,134.14 million, or US$1,436.68 million, if the Sole Global Coordinator exercises in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We expect to use the net proceeds from the Global Offering for infrastructure and capacity development, empowering our network partners and strengthening the network stability, investments in logistics ecosystem and general corporate purposes.

See "Use of Proceeds" for more information.

Lock-up

We, certain directors and executive officers of our company and other related parties, Alibaba ZT Investment Limited and Cainiao Smart Logistics Investment Limited have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions. See "Shares Eligible for Future Sale" and "Underwriting" for more information.

Risk Factors

You should carefully read "Risk Factors" beginning on page S-13 and the other information included in this prospectus supplement and the accompanying prospectus, our 2019 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.

Hong Kong Stock Exchange Code for the Class A Ordinary Shares	2057
Payment and Settlement	The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around September 29, 2020.

RISK FACTORS

        Any investment in our Class A ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the Class A ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in our 2019 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in our 2019 Form 20-F, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Shares, ADSs and the Global Offering

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

        As we are applying for a listing under Chapter 19C of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time, or Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the listing on the Hong Kong Stock Exchange, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Codes on Takeovers and Mergers and Share Buybacks and the Securities and Futures Ordinance. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

        Our memorandum and articles of association are specific to us and include certain provisions that may be different from the requirements under the Hong Kong Listing Rules and common practices in Hong Kong. For example, Rule 19C.07(7) of the Hong Kong Listing Rules provides that the minimum stake required to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights, on a one vote per share basis, in the share capital of a Qualifying Issuer, but our memorandum and articles of association provide that at least one third of the aggregate voting power of our Company is required to convene an extraordinary general meeting. We will put forth a resolution at or before our 2021 annual general meeting to revise our memorandum and articles of association to comply with Rule 19C.07(7) of the Hong Kong Listing Rules. The 2021 annual general meeting is expected to be held in or before June 2021. Prior to the amendment to our Articles, we undertake to convene general meetings at the request of shareholders holding in aggregate not less than 10% of the Company's voting rights, on a one vote per share basis.

        Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our Class A ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Codes on Takeovers and Mergers and Share Buybacks and the Securities and Futures Ordinance, which could result in us having to amend our corporate structure and memorandum and articles of association and we may incur of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to holders of our Class A ordinary shares and/or ADSs.

        The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our Class A ordinary shares, likewise, can be volatile for similar or different reasons. For example, the trading price of our ADSs ranged from US$15.30 to US$23.67 per ADS in 2019.

        Fluctuation in the trading prices of our listed securities may occur due to broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in Hong Kong and/or the United States. Furthermore, stock markets in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. Volatility or a lack of positive performance in the trading price of our listed securities may also adversely affect our ability to retain key employees, most of whom have been granted options or other equity incentives. In addition to market and industry factors, the price and trading volume for our listed securities may be highly volatile for factors specific to our own operations, including the following:

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  variations in our revenues, earnings and cash flow;

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  announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

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  announcements of new offerings, solutions and expansions by us or our competitors;

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  changes in financial estimates by securities analysts;

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  detrimental adverse publicity about us, our services or our industry;

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  additions or departures of key personnel;

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  release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

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  potential litigation or regulatory investigations.

        Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share based on our dual-class share structure. Our ADSs represent underlying Class A ordinary shares. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder or upon a change of ultimate beneficial ownership of any Class B ordinary shares to any person who is not an affiliate of the holder of such Class B ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into the equal number of Class A ordinary shares.

        As of September 9, 2020, Zto Lms Holding Limited, a British Virgin Islands company wholly beneficially owned by The LMS Family Trust, with Mr. Meisong Lai as the settlor and Mr. Meisong Lai and his family members as beneficiaries, holds 206,100,000 Class B ordinary shares. Due to the disparate voting powers associated with our dual-class share structure, Mr. Meisong Lai holds 78.4% of the aggregate voting power of our company as of September 9, 2020. As a result of the dual-class share structure and the concentration of ownership, Mr. Meisong Lai has considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our listed securities. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and/or ADSs may view as beneficial.

        As we are seeking a listing as a Grandfathered Greater China Issuer pursuant to Chapter 19C of the Hong Kong Listing Rules (Secondary Listings of Qualifying Issuers) with a WVR structure, certain shareholder protection measures and governance safeguards under Chapter 8A of the Hong Kong Listing Rules (Weighted Voting Rights) do not apply to us pursuant to Rule 19C.12 and our Articles differ from Chapter 8A in a number of ways. As a result, our Articles provide less shareholder protection and have fewer governance safeguards than if our Company were subject to Chapter 8A in its entirety.

We have granted, and may continue to grant, share incentives, which may result in increased share-based compensation expenses.

        In 2016, we adopted the 2016 Share Incentive Plan for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. We account for compensation costs for all share options using a fair value-based method and recognize expenses in our consolidated statements of comprehensive income in accordance with U.S. GAAP. In June 2016, we also established an employee shareholding platform to allow our employees in the PRC to receive share incentives. We account for shared-based compensation for these share incentive awards using a fair value-based method and recognize expenses in our consolidated statements of comprehensive income in accordance with U.S. GAAP. We will incur additional share-based compensation expenses in the future as we continue to grant share incentives using the ordinary shares reserved for this platform. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares and/or ADSs, the market price for our Class A ordinary shares and/or ADSs and trading volume could decline.

        The trading market for our Class A ordinary shares and/or ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A ordinary shares and/or ADSs, the market price for our Class A ordinary shares and/or ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price of or trading volume for our Class A ordinary shares and/or ADSs to decline.

The sale or availability for sale of substantial amounts of our listed securities could adversely affect their respective market price.

        Sales of substantial amounts of our Class A ordinary shares and/or ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of such securities and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares and/or ADSs.

Because we do not expect to pay regular dividends in the foreseeable future, investors must mainly rely on price appreciation of our Class A ordinary shares and/or ADSs for return on their investments.

        We intend to retain most of our available funds and any future earnings to fund the development and growth of our business. On March 13, 2020, our board of directors approved a special dividend of US$0.30 per ADS for 2019, to be paid to shareholders of record as of the close of business on April 8, 2020. Investors should not rely on an investment in our Class A ordinary shares and/or ADSs as a source for any future dividend income.

        Our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on investments in our Class A ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of such securities. There is no guarantee that our listed securities will appreciate in value or even maintain the price at which investors purchased the securities. Investors may not realize a return on investment in our Class A ordinary shares and/or ADSs and may even lose the entire investment.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and ADSs.

        Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. For example, such provisions include a dual-class share structure that gives greater voting power to the Class B ordinary shares beneficially owned by our founder. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares and/or ADSs may fall and the voting and other rights of the holders of our ordinary shares and/or ADSs may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2020 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take actions against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States or in Hong Kong. In particular, the Cayman Islands has a less developed body of securities laws than the United States or Hong Kong. For example, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States or a Hong Kong court.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States and Hong Kong. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers or companies incorporated in Hong Kong.

        Furthermore, our memorandum and articles of association are specific to us and include certain provisions that may be different from common practices in Hong Kong, such as the absence of the requirement that the appointment, removal and remuneration of auditors must be approved by a majority of our shareholders.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States or Hong Kong.

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are a Cayman Islands exempted company. We conduct our operations in China and substantially all of our assets are located in China. In addition, many of our directors and senior management named in this document reside outside the United States or Hong Kong, and most of the assets of these persons are located outside the United States or Hong Kong. As a result, it may be difficult or impossible for shareholders to bring an action against us or against these individuals in the United States or Hong Kong in the event that shareholders believe that their rights have been infringed under the U.S. federal securities laws, Hong Kong securities laws or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

We incur increased costs as a result of being a public company, particularly after we have ceased to qualify as an "emerging growth company."

        As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the New York Stock Exchange, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. As we are no longer an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-

Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We will also incur additional costs as a result of the listing on the Hong Kong Stock Exchange. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

        We are named as a defendant in a putative shareholder class action lawsuit in the United States, and we may be involved in more class action lawsuits in the future. Such lawsuits could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the lawsuits. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.

        Depending upon the value of our assets, which may be determined based, in part, on the market value of our ADSs and ordinary shares, and the nature of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. A non-U.S. corporation will be considered a PFIC, for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income (the "income test"); or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the "asset test"). The average percentage of a corporation's assets that produce or are held for the production of passive income is generally determined on the basis of the fair market value of the corporation's assets at the end of each quarter. This determination is based on the adjusted tax basis of the corporation's assets.

        In addition, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat our variable interest entities as being owned by us for United States federal income tax purposes because we control their management decisions and we are entitled to substantially all of the economic benefits, and, as a result, we consolidate their results of operations in our U.S. GAAP financial statements and treat them as being owned by us for United States federal income tax purposes. If it were determined, however, that we are not the owner of our variable interest entities for United States federal income tax purposes, we may be treated as a PFIC for our taxable year ended December 31, 2019 and in future taxable years.

        Based on the nature of our income and assets and the market price of our ADSs, we do not believe we were a PFIC for the taxable year ended December 31, 2019, and we do not anticipate becoming a PFIC on the current taxable year or in the foreseeable future. Because PFIC status is a fact-intensive determination, no assurance can be given that we will not be classified as a PFIC for that year. While we do not anticipate becoming a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our Class A ordinary shares and/or ADSs, may cause us to become a PFIC for future taxable years. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization, which may fluctuate over time. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase.

Registered public accounting firms in China, including the auditors of our consolidated financial statements in our annual reports on Form 20-F filed with the SEC, are not inspected by the Public Company Accounting Oversight Board, which deprives us and our investors of the benefits of such inspection.

        Auditors of companies whose shares are registered with the SEC and traded publicly in the United States, including auditors of our consolidated financial statements in our annual reports on Form 20-F filed with the SEC, must be registered with the U.S. Public Company Accounting Oversight Board, or the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Auditors of our consolidated financial statements in our annual reports on Form 20-F filed with the SEC are located in, and organized under the laws of, the PRC, which is a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the heightened risk that disclosures from many emerging markets will be insufficient, including those from China, compared to those made by U.S. domestic companies. In discussing the specific issues related to the greater risk, the statement again highlights the PCAOB's inability to inspect audit work papers and practices of accounting firms in China, with respect to their audit work of U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President's Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S. On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies. If we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the NYSE, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our ADS trading in the United States. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC and PCAOB will take to address the problem.

        As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China's, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the New York Stock

Exchange of issuers included on the SEC's list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Kennedy Bill. On July 21, 2020, the U.S. House of Representatives approved its version of the National Defense Authorization Act for Fiscal Year 2021, which contains provisions comparable to the Kennedy Bill. If either of these bills is enacted into law, it would amend the Sarbanes-Oxley Act of 2002 to direct the SEC to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded 'over-the-counter' if the auditor of the registrant's financial statements is not subject to PCAOB inspection for three consecutive years after the law becomes effective. Enactment of any such legislation or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, the market price of our ADSs could be adversely affected, and we could be delisted if we are unable to cure the situation to meet the PCAOB inspection requirement in time. It is unclear if and when any such proposed legislation will be enacted. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have a material and adverse impact on the stock performance of China-based issuers listed in the United States, including us.

        Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from fully evaluating audits and quality control procedures of auditors of our consolidated financial statements in our annual reports on Form 20-F filed with the SEC. As a result, we and investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of the audit procedures or quality control procedures of auditors of our consolidated financial statements in our annual reports on Form 20-F filed with the SEC as compared to auditors outside of China that are subject to PCAOB inspections, which could cause investors and potential investors of our Class A ordinary shares and/or ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

It may be difficult for overseas securities regulators to conduct investigations or collect evidence within China.

        Shareholder claims or regulatory investigations that are common in the United States (including securities law class actions and fraud claims) generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator may directly conduct investigations or collect evidence and no entities or individuals may provide documents or materials in connection with securities activities without proper authorization as stipulated under Article 177. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigations or collect evidence within China may further increase difficulties faced by you in protecting your interests.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Class A ordinary shares and/or ADSs.

        Upon the listing on the Hong Kong Stock Exchange, we will be subject to Hong Kong and NYSE listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and NYSE have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Class A ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Class A ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Class A ordinary shares after the Global Offering.

Exchange between our Class A ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

        Our ADSs are currently traded on the NYSE. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and our ADSs on the NYSE may be adversely affected.

The time required for the exchange between Class A ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.

        There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which our ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances or other factors may delay the deposit of Class A ordinary shares in exchange of ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.

        Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

        Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the NYSE might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.

        In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other's markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of WVR companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our Company, a WVR company with a secondary listing in Hong Kong upon the listing on the Hong Kong Stock Exchange, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors' ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

        The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.

        In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

        Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

        To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.

Purchasers of our Class A ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional Class A ordinary shares in the future.

        The initial public offer price of our Class A ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding Class A ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our Class A ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional Class A ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our Class A ordinary shares may experience further dilution in terms of the net tangible asset value per share if we issue additional Class A ordinary shares in the future at a price that is lower than the net tangible asset value per share.

BUSINESS

Our Mission

        Our mission is to bring happiness to more people through our services.

Our Objective and Vision

        Our objective is to become a world-leading comprehensive logistics service provider. Our vision for ZTO is a respected enterprise with dignity, sustainability and longevity for centuries to come.

Our Values

        Our values are fundamental to the way in which we operate and achieve continued and sustainable growth. Our core values are:

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  Shared success—"Shared success" is a guiding principle that encourages everyone under the ZTO brand to build together and share results. It prioritizes the collective greater good, aligns interest and resolves conflicts among stakeholders, and promotes equitable allocation of risks and rewards.

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  Trust and accountability—The intention of a shared success aligns interests, and trust and accountability reinforce effective execution. At ZTO, we foster a culture of mutual trust and clear accountability among our network partners, employees and us, and each is expected to fulfill their part of the commitment.

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  Innovation and entrepreneurship—"Innovation and entrepreneurship" is ZTO's cultural approach with which we identify and solve problems, and create opportunities with a novel business model, relationships with partners and use of technologies that improve the way we operate and serve.

Overview

        We are a leading express delivery company in China. Founded in 2002, we are China's leading express delivery service provider based on total parcel volume, with a 19.1% market share in 2019. We are the youngest among the scaled express delivery companies in China and the largest in scale and the most profitable among the Tongda Operators. We provide express delivery services and other value-added logistics services through our nationwide network.

        Under a network partner model, we operate the mission-critical line-haul transportation and sorting network within the express delivery service value chain, whereas our network partners operate the outlets that provide first-mile pickup and last-mile delivery services. The network partner model enables us to scale our network rapidly with limited capital outlay and fixed costs, consequently driving higher return on invested capital and equity.

        We have developed one of the most extensive and reliable delivery networks in China. As of June 30, 2020, our network infrastructure consists of 90 sorting hubs with 282 automation lines, over 3,400 line-haul routes serviced by approximately 9,050 self-owned line-haul vehicles, and over 5,000 direct network partners operating approximately 30,000 pickup/delivery outlets and over 50,000 last-mile posts. Our network covers over 99.2% of cities and counties in China.

        In April 2008, we were the first among the Tongda Operators to implement a sharing mechanism (which started compensating delivery outlets with last-mile delivery service fees) to address inequitable burden of cost and the associated inequitable allocation of fee revenue between pickup and delivery outlets. Before the implementation of such mechanism, service outlets relied on pickup fees to sustain their business, which was difficult for outlets with significantly higher delivery volumes than pickup volumes due to the uneven nature of economic development, geographic concentration of e-commerce merchants and geographical distribution of consumers in China. The principle design for this balancing mechanism came from our distinctive "shared success" philosophy, which was formally introduced in 2010 and fully established by 2015 when we completed the conversion of part of our major network partners to shareholder-employees. Through this reorganization, we were the first and the only among the Tongda Operators to reengineer the traditional network partner model into a structure of centralized strategic, financial and human resource decision making, and build trust and foster a win-win mindset among network participants. Throughout the years, we have successfully built a more cohesive and stable network by adhering to our differentiated philosophy and core values in day-to-day decision making and execution.

        Our openness to and adoption of new and innovative technologies allows us to maintain cost leadership in the industry. Our proprietary Zhongtian system is the technology backbone for our end-to-end operational management encompassing activities conducted in our network and by our network partners. A network partner model can be as effective and more efficient than a vertically owned and operated network through digitization, which helps to overcome standardization and stability challenges. Since 2015, we have collaborated with the Chinese Academy of Sciences and developed multiple generations of proprietary automated sorting equipment and specialized software to achieve high-speed sorting. In addition, we continuously improve the mix of our line-haul vehicles, and apply innovative design and technology to improve route planning, enhance safety and achieve greater productivity.

        We have achieved rapid growth while maintaining superior profitability and high customer satisfactions. Our total parcel volume increased from 6.2 billion in 2017 to 12.1 billion in 2019, and from 5.4 billion in the six months ended June 30, 2019 to 7.0 billion for the six months ended June 30, 2020. ZTO has been consistently ranked top for overall customer satisfaction among the Tongda Operators. Our net income increased from RMB3.2 billion in 2017 to RMB5.7 billion in 2019. Our non-GAAP adjusted net income increased from RMB3.2 billion in 2017 to RMB5.3 billion in 2019. Our net income and non-GAAP adjusted net income for the six months ended June 30, 2020 was RMB1.8 billion and RMB2.1 billion, respectively. Leveraging scale and continuous gain in operational efficiency, our net profit per parcel is the highest among the Tongda Operators.

        We strive to become a world leading comprehensive logistics service provider and sustain profitable growth. While our core express business is performing well, we are leveraging our resources and capabilities by expanding into adjacent markets such as cross-border, less-than-truckload and integrated warehousing and delivery fulfillment services. We believe more segments will evolve out of our core competencies and resource build-up to address logistics and commerce needs as the overall Chinese economy continues to grow. As China's logistics industry develops steadily to catch up with developed countries in terms of scale and efficiencies, we strive to devote the right amount of resources to the right things at the right time. We believe this disciplined approach to business expansion will propel us to steadily but surely transform ultimately into a platform with leading capabilities serving the entire logistics eco-system. Our journey has just begun.

Our Strengths

        Our culture is the framework of how we operate our business. Our mission, to bring happiness to more people through our services, was founded by a few entrepreneurs led by our founder seeking better lives for themselves. Soon after, more and more people gathered around the founding team, having been attracted by the distinct values and practices of shared-success, trust and accountability, innovation and entrepreneurship, and together we built a strong network that connects tens of thousands of employees, entrepreneurs, businesses and customers. Our mission, vision and values together shape our business purpose, form the guiding principles of strategic decision-making processes and have directly contributed to our growth and development over the years. We believe our competitive strengths are the embodiment of, and are inseparable from, our distinguishing culture. These competitive strengths include:

Superior scale and capability

        We are the leading express delivery company in China and in the world in terms of total parcel volume, according to iResearch. We achieved this leadership position through years of consistent investment and innovations. We have established the largest self-operated modern facilities space, we have assembled the largest and more efficiently-run self-owned line-haul vehicle fleet among the Tongda Operators, we have cumulated strong financial resources, we have cultivated a stable partner network, and most importantly, we have developed a team of loyal, customer-centric and results-driven people. Over the years, we have firmly established ourselves as the trusted express delivery partner for millions of commerce customers, including online merchants and consumers selling and buying products on Chinese e-commerce sites such as Alibaba, Pinduoduo and JD.com.

        Our total parcel volume in the first six months of 2020 was 6,969.9 million, which accounted for 20.6% of the total express delivery parcel volume in China during the period.

        As of June 30, 2020, our nationwide logistics network comprises of 90 sorting centers with a total of 282 sets of installed automation equipment, connected by over 3,400 line-haul routes serviced by approximately 9,050 self-owned line-haul vehicles, over 5,000 direct network partners and approximately 30,000 pickup/delivery outlets that covers 99.2% of the cities and counties of China, as well as over 50,000 last-mile posts that provided an alternative to in-person delivery in our network.

        Such scale and capabilities like ours cannot be replicated overnight.

Our distinct partner network built upon a "shared-success" philosophy

        We believe that a highly scalable network partner model has provided the crucial support for the phenomenal e-commerce growth in China and will serve as the catalyst for continued economic growth.

        With our network partner model, we were able to expand our nationwide network quickly and provide e-commerce merchants with greater geographic reach at low cost. We continue to deepen the penetration of our network, the number of our network partners increased to over 5,000 as of June 30, 2020, and the number of outlets in our logistics network increased to approximately 30,000 as of June 30, 2020.

        To ease the burden of last-mile delivery driven by increasing volume, we have encouraged our network partners to invest early and secure physical presence with last-mile capabilities and consumer access by establishing last-mile posts. With a goal to reach over 70,000 by the end of 2020, we currently have over 50,000 last-mile posts, representing the largest number of last-mile posts among our peers, according to the iResearch report. Our early-mover lead in last-mile presence ensures not only lower pickup and delivery costs for our network partners but also network stability and economic viability for the future.

        We differentiate our network partner model by implementing features reflecting our unique "shared success" philosophy. We are the first express delivery company in China to introduce a "delivery fee" mechanism by requiring the pickup outlet to share part of their fee to the delivery outlet. This sharing arrangement has resolved the problem of mismatch of revenue and costs among pickup and delivery outlets in regions with different levels of economic development and imbalanced pickup and delivery volumes.

        According to the iResearch report, we are the first among Tongda Operators to convert major network partners to shareholders of the Company, with which we successfully aligned interests and built a more cohesive alliance. We strive to ensure interests are aligned across our network, which in turn provides higher network stability, better network partner service quality and performance, and stronger network partner loyalty to the ZTO brand.

Best-in-class operational capabilities and cost efficiencies through continued innovation

        Our best-in-class operational capabilities have enabled us to achieve cost leadership in the industry. Over the years, we continue to innovate, and have adopted newer and better designs and technologies in both hardware and software to enhance efficiencies.

        Our average transportation cost per parcel has decreased from RMB0.77 in 2017 to RMB0.62 in 2019. As volume increased, we gradually reduced use of third-party trucking services which are often more costly than using our own vehicles. We have systematically increased the proportion of high capacity (15- to 17-meter-long) models to maximize our fleet's unit output and reduce cost. As of June 30, 2020, 78% of our self-owned vehicles were high capacity vehicles. We have patented our proprietary design of curved aluminum trailer, which is not only lighter, rust-resistant but also has more load capacity and is more aerodynamic with improved fuel economy compared with traditional rectangular-shaped steel containers. In addition, by equipping our line-haul vehicles with RFID chip embedded tires, we can better assess real-time operating conditions such as vehicle speed, estimated fuel consumption and normal wear and tear so as to schedule proper maintenance intervals. We also equipped our vehicles with safety monitoring and accident prevention devices and reduced claims consistently. Meanwhile, our route planning effectiveness continue to improve as we implemented advance technology for better data analytics and resource planning.

        Our average sorting cost per parcel has decreased from RMB0.39 in 2017 to RMB0.34 in 2019. We kept improving the level of automation to keep pace with volume increase and gradually eliminated labor headcount to achieve best economy. The number of automated sorting lines increased substantially from 58 sets in 2017 to 265 sets in 2019. Since 2015, we collaborated with the Chinese Academy of Sciences in the development of several generations of automated sorting equipment, such as cross belt sorting equipment, fully integrated dynamic weighing machine, and line shaft diverter. Our high-speed automated sorting is supported by increasingly more sophisticated software (including data-enabled algorithm, real-time analytics and recalibration) to ensure faster and more reliable package data capturing and dispatching, and to reduce sorting errors and costs of re-work.

        Our cost leadership enables us to achieve the highest profitability among the Tongda Operators. While our express delivery business represented an increase from 15.5% to 19.1% of the industry volume from 2017 to 2019, our net profit market share has been consistently close to 50% from 2017 and exceeded 50% in 2019, according to the iResearch report.

        Shanghai Zhongtongji Network Technology Co. Ltd., our wholly owned PRC subsidiary has been certified as the High and New Technology Enterprise ("HNTE"), and contributed significant technology-driven profit to the consolidated group. As HNTEs are awarded a preferential tax rate, lower effective tax rate at the consolidated group level indicates higher contribution of technology-driven profit by the HNTE. According to the iResearch report, we achieved the lowest effective tax rate among the Tongda Operators consistently for tax years 2017 to 2019. Shanghai Zhongtongji Network Technology Co. Ltd. is in the process of applying for the renewal of HNTE status for another three years.

Experienced and entrepreneurial management team

        We have an experienced and entrepreneurial management team with a proven track record of strategic thinking and sound execution. Our founder, chairman of the board and chief executive officer, Mr. Meisong Lai, is well regarded in the China's express delivery industry for his thought leadership and sharp and practical business acumen. We have a stable management team with long-standing industry experiences, and the majority of our senior management have been with the Company since inception. Leadership team has been responsible for breakthrough ideas and innovations in, and has been consistently reinventing ourselves and transforming the Company to become bigger in scale, stronger in capabilities and better at execution and delivering results.

        We design results-oriented performance metrics and incentive programs with clear accountability and fair measurement for our team of general managers who are responsible for regional operations and financial results. We have established ZTO University, an institution tasked to develop and promote future generations of leaders and form growing talent pools for continued enterprise vitality.

Our Strategies

        Our goal is to be become a world-leading comprehensive logistics service provider and we set the following strategies to achieve that goal:

Strengthen culture and improve brand recognition

        As we grow and expand our business and increase our sphere of influence, our mission of "bringing happiness to more people through our services" means we are taking on greater responsibilities. We will continue thinking green and becoming more environmentally sensible, supporting efforts to alleviate poverty and revitalize villages in China, and creating opportunities for entrepreneurs to return to their hometowns and start new businesses. We strive to become ubiquitous and an integral part of daily lives.

Develop young talents and maintain vitality

        The founding generations of managers are mentors and coaches to our future generations of mangers. We are building varied leadership pipelines and putting a greater emphasis on promoting internally. Our management trainee programs seek fresh enrollment each year from universities and technical schools, and we conduct on-the-job training and in-classroom learning for the trainees to develop comprehensive skills. We promote healthy competition for career advancement and cultivate an environment where true talents can thrive.

Achieve greater scale and capacity and further our reach

        We plan to further improve our network infrastructure and expand our capacity to not only meet the increasing volume demand but also enrich express delivery service offerings to our customers and end consumers. We will transform our network to achieve a new level of efficiencies by delayering and building direct links across different levels of network nodes. We will continue building last mile presence and extending our reach to frontline personnel and end customers. We intend to ensure our couriers earning a high level in the market so that they are motivated to provide better services to end customers and achieve greater customer satisfaction, which in turn allows our network partners to achieve greater economics and remain loyal to our brand.

Build technological advantages to better compete in the future

        We intend to continue to invest in technology and drive innovations, thereby further improve our operational efficiency. Our new generations of automation lines will be faster in throughput and smarter in precision dispatch, and we will soon be able to substantially reduce manual labor. We will leverage our vast volume of operational data to digitize business know-how and make managerial process calculable. We believe the use of technology shifts focus from solving problems to predict and prevent problems, and we expect technological advancement to create greater value as become one of our core competitive advantages in the near future.

Expand beyond express delivery

        The competitive landscape has been widening across China's logistics industries. By leveraging our existing strength and our increasingly stronger ability to assemble critical resources, we are well positioned to develop comprehensive logistics service capabilities. We will extend up and down logistic value chains, thereby capturing growth opportunities, realizing synergies across other logistics sub-segments such as less-than-truckload, one-stop warehousing and delivery services and cold chain logistics.

        Further, by combining our resources, best-in-class capabilities and our direct access not only to tens of millions of on-line and off-line end customers but also to businesses large or small across different industries, we are able to shorten the distance in space and time for commerce, for example, between raw material and manufacturing, and between farmland and dinner tables. We intend to transform beyond express delivery and develop into a platform with leading capabilities serving the entire logistics ecosystem and related commerce needs.

Service Offerings by US and Our Network Partners

        We are a leading express delivery company in China. Through our network and together with our network partners, we provide domestic and international express delivery services supplemented by other value-added services. Our delivery network covers over 99.2% of China's cities and counties as of June 30, 2020.

        We mainly provide express deliveries in China of parcels weighing under 50 kilograms with expected delivery time ranging from 24 to 72 hours. Our delivery time has improved over time.

        The following chart sets out the services provided by us and our network partners.

Key Category		Service Offerings
Domestic Express	Express Delivery	• Intra-city Delivery • Inter-city Delivery
	Enterprise Customer Services	• Customized one-stop express delivery solution for key accounts
	Ancillary Services(1)	• Cash-on-Delivery Service • Alternative Address Pick-up & Delivery • Proof-of-delivery Collection • Parcel Interception Service • Reverse Logistics • Others
	Regional	• Hong Kong/Taiwan Door-to-Door Express Service
International Express	Cross-border	• International express services to key overseas markets in cooperation with business partners

(1)
Alternative Address Pick-up & Delivery service enables the sender to change the pick-up and destination address. Proof-of-delivery Collection service is a kind of service where we collect the receipt signed by the recipient upon successfully delivering a parcel and send it to the sender. Parcel Interception Service allows senders to intercept and redirect a parcel before it is scheduled for delivery or delivered to its destination. As to Reverse Logistics service, the senders, such as the merchants on e-commerce platforms, may entrust us to pick up goods from the designated addresses, such as consumer's home and retail stores, and deliver the goods to the designated addresses, such as factories and warehouses.

Express delivery service process

        The following diagram illustrates the process for the completion of a typical domestic delivery order in our network.

        The full delivery fees collected by pickup outlets upfront from the senders typically comprise of (i) the pickup service fees, (ii) the network transit fees payable to our Company; and (iii) the last-mile delivery fees payable to the delivery outlets operated by other network partners. After collection, pickup outlets would keep the pickup service fees, and pay the network transit fees and the last-mile delivery fees to our Company. We would then pass the last-mile delivery fees on to the applicable delivery outlets.

        Step 1: Parcel Pickup.    A pickup outlet operated by our network partner arranges for a courier to collect the parcel from the sender (such as a merchant on e-commerce platform or an enterprise customer) once the pickup outlet has received a delivery order. Unless the sender chooses pay-at-arrival service, the pickup outlet collects the full delivery service fee upfront from the sender at the time of pickup. All collected parcels are then forwarded to our regional sorting hub once or twice per day depending on parcel volume. Typically, parcels that are picked up before 6 p.m. will be shipped to our sorting hub on the same day. Each parcel is assigned a waybill with a unique tracking number and barcode which, together with our automated systems, allows us to track the status of each individual parcel throughout the entire pickup, sorting and delivery process.

        Step 2: Parcel Sorting and Line-Haul Transportation.    Upon the receipt of parcels shipped from various pickup outlets from locations in their respective coverage area, the sorting hub sorts, further packs and dispatches parcels to the destination sorting hub. We provide line-haul transportation services between sorting hubs. Barcodes on each waybill attached to the parcels are scanned as they go through each sorting and transportation gateway, allowing us to keep track of the delivery service status of each parcel.

        Step 3: Parcel Delivery.    Our destination sorting hub unloads and sorts the parcels, which are then delivered to the recipients by the delivery outlets operated by our network partners. Once the recipient signs the waybill to confirm receipt, a full-service cycle is completed, and settlement of the delivery service fee promptly ensues in our network payment settlement system.

Express delivery service pricing

        The network transit fees that we charge our network partners for the express delivery services we provide to them primarily consist of (i) a fixed amount for a waybill attached to each parcel and (ii) a variable amount per parcel for sorting and line-haul transportation based on parcel weight and route distance. We evaluate our pricing and make adjustments from time to time based on our operating costs, market conditions and competitions as well as our service quality. For our direct network partners at the provincial level, we provide fee discounts to those who significantly outperform the performance targets that we set.

        Our service pricing is also be affected by the pricing adopted by our network partners, who have full discretion over the pricing of their services; such pricing is reflected in the amount of full delivery service fees they collect upfront from senders. Our network partners determine their pricing mainly based on their total costs, which primarily consists of the network transit fees we charge, the last-mile delivery fees payable to the delivery network partners, as well as the outlet operating costs. We provide guidelines to set the last-mile delivery fees together with network partners operating delivery outlets, where the guidelines are based on a variety of factors including the economic environment, market conditions and business conditions of the outlets. We are able to monitor the "fee sharing" mechanism between pickup and delivery outlets as the guidelines are implemented and the fees are payable through our system. Our network partners also consider other factors including market conditions and competition as well as their service quality. We do not set any explicit limitations on pricing and allow pricing latitude to our network partners so that they can effectively respond to the competitive dynamics in their local markets with tailor-made pricing based on the business volume and long-term prospect of each sender. Historically, the delivery service fees our network partners are able to charge have declined over time, partially as a result of competitive pressure.

Other logistics services

        Building on our core express delivery business, we strive to become an integrated logistics service provider. We are expanding our service offerings with a goal to build an ecosystem featuring express delivery, less-than-truckload, cross-border, warehousing, aviation, commerce and more. For example, we provide less-than-truckload (LTL) logistics services with a focus on heavy cargo and international express delivery services in Southeast Asia, Africa and other countries; we also provide customers with integrated logistics solutions for warehousing, distribution and transportation. Furthermore, we provide freight forwarding services through the acquired business of China Oriental Express Co., Ltd. and its subsidiaries, which is a major freight forwarding and international logistics services provider in Hong Kong and Shenzhen. Furthermore, we are also expanding into air cargo business.

Our Network and Infrastructure

        Our network consists of (i) our directly operated core sorting hubs and line-haul transportation network and (ii) network partner-operated outlets, as well as last-mile posts, across China. The below map illustrates the geographical coverage of our network.

Sorting hubs

        Our sorting hubs are connected by the line-haul transportation network we operate. Each sorting hub collects parcels from outlets within its coverage area, sorts parcels according to their destination and dispatches them to the appropriate destination sorting hub. As of June 30, 2020, we operated 81 sorting hubs and our business partners operated 9 sorting hubs.

        The sorting hubs operated by our business partners are located in remote areas in China and we work closely with independent third-party owners to effectively operate those hubs. In addition to the sorting hubs, our network partners also operate sorting facilities in certain remote areas in China.

        Forty of the sorting hubs operated by us are located on premises we own, for 18 of which we also lease additional areas, and 41 of the sorting hubs operated by us are located on leased premises. We plan to make long-term investments in land and facilities on self-owned premises to support the stability of our operations. From time to time, we also provide temporary warehousing services to certain key account customers to store their products close to their target demographics.

        We have continuously adopted new technology solutions in automation hardware and software to enhance the efficiency of our operations. For example, we adopted telescopic conveyor belts for loading and unloading trucks in 2015, as well as fully integrated dynamic-weighing machines capable of measuring the dimensions and weight of parcels simultaneously at a high speed without having to stop the flow of packages. In addition, we work with technology companies and academic institutions to customize and upgrade existing design concepts. For example, we successfully collaborated with the Chinese Academy of Sciences in the Academy's development of several variations of automated sorting equipment since 2015. We have also developed and continuously re-engineered sophisticated software (including data-enabled algorithm, real-time analytics and recalibration) to support high-speed sorting in order to ensure fast and reliable package data capturing and dispatch, and to reduce sorting errors and costs of re-work. In particular, we utilize an image-based learning algorithm in our safety inspection of packages to recognize prohibited illegal items during our inspection process and to reduce human error. The number and capacity of our automated sorting lines increased substantially from eight in 2016 (all of which were for small parcels) to 265 in 2019 (99 of which were for large parcels and the remaining 166 were for small parcels).

Line-haul transportation network

        We connect our sorting hubs with over 3,400 well-planned line-haul routes. Our line-haul transportation network is serviced by (i) our own fleet, (ii) a fleet operated by Tonglu Tongze, a company majority-owned by our employees which works exclusively for us, and (iii) certain independent third-party vehicles. We control the route planning and vehicle dispatch of our entire line-haul transportation network.

        As of June 30, 2020, our own fleet consisted of approximately 9,050 trucks, of which approximately 7,100 are high capacity 15 to 17-meter-long trailer models. Tonglu Tongze had a fleet of approximately 850 trucks as of June 30, 2020. Certain of our employees beneficially owned majority equity interests in Tonglu Tongze as of June 30, 2020. Tonglu Tongze purchases vehicles with its own funds, and they implement dispatching plans according to our network needs. The price we pay to Tonglu Tongze is based on our market insights on cost factors. We use the same criteria and pricing standards when we contract independent third-party transportation companies. We also contract other independent third-party transportation companies to fulfil additional capacity needs, most of which are single trip transportation when we foresee a low return trip truckload. We carefully review the operating history, fleet condition, reliability and other comprehensive criteria of the bidders to select only suitable providers.

        In order to further improve our operating efficiencies as volume increases, we have systematically increased the proportion of high capacity 15- to 17-meter-long trailer models within our fleet from 39% in 2016 to 72% in 2019 and further to 78% in the first half of 2020 to optimize unit output and reduce cost. Moreover, we have established a systematic data and technology driven program to optimize trailer designs to reduce costs as well as enable digital tracking for real-time analytics of our vehicles. Further, we also helped develop improved vehicle parts and patented trailer designs. For example, our proprietary patented design of curved aluminum trailer is not only lighter but also more aerodynamic compared with traditional square-shaped steel containers. The higher capacity of these trailers (145m3 rather than 127m3) and lighter weight (6,700kg/ea rather than 9,000kg/ea) contributes to the increased fuel economy of our trailers and further contributes to the reduction in transportation cost. In addition, we have made RFID chip embedded Michelin tires a standard issue for line-haul vehicles. This allows us to better manage our moving assets by assessing real-time operating conditions such as vehicle speed and estimated fuel consumption and estimating normal wear and tear in order to schedule proper maintenance intervals.

        We assess incoming volume (including maximum stress level) and simulated route planning (including road conditions) to inform our choice between deploying our own line-haul resources or supplementing capacity with third-party transportation services. We combine the programming interface of third-party map applications with our big data of parcel traffic and volume to feed our intelligent service routing algorithm to model the rate and direction of parcel flow, dynamically predict future capacity demands, and make adjustments in allocation of personnel and transport resources. Hence we are able to reduce inefficiency in parcel handling, increase fleet load rates and achieve optimal transportation time and costs.

Pickup and delivery outlets and last-mile posts

        The pickup and delivery outlets are all operated by our network partners and are not owned by us. Our network partners primarily provide pickup and last-mile delivery services through the outlets managed by them, although certain larger outlets also have regional sorting and dispatching capabilities. Each outlet has its own designated geographical scope of operation and can generally only take orders originating within that area. Our network partners also generally arrange the transportation between pickup/delivery outlets and our sorting hubs. As of June 30, 2020, our network had approximately 30,000 pickup and delivery outlets nationwide, covering 99.2% of China's cities and counties.

        We have encouraged our network partners to invest early and secure physical presence with last-mile capabilities and consumer access by establishing last-mile posts. We currently have over 50,000 last mile posts across China. A last mile post is on average a 35-60 square meter space located near residential areas or office buildings or on university campuses where the couriers can leave delivery packages for recipients to pick up instead of delivering in person. A last mile post can be multifunctional and serve different purposes including receiving outgoing packages, collecting fees from couriers who leave packages for pickup (including processing packages left by competitors' couriers) and realizing retail profit, thereby achieving greater overall labor and facility costs efficiencies.

Our Network Partner Model

        Our network partners own and operate the pickup and delivery outlets under our brand and form an important part of our network system. The diagram below illustrates our network partner model.

        As of June 30, 2020, we had over 5,000 network partners with whom we have directly entered into agreements prescribing the terms and conditions of their operations of pickup and delivery outlets under our brand. We refer to such network partners as our direct network partners. These agreements with direct network partners are generally for a term of three years and each direct network partner may elect to negotiate with us for renewal of the agreement upon expiration if it wishes to remain in our network. Our network partners pay us network transit fees for the express delivery services we provide to them. The network transit fees that we charge our network partners for the express delivery services we provide to them primarily consist of (i) a fixed amount for a waybill attached to each parcel and (ii) a variable amount per parcel for sorting and line-haul transportation based on parcel weight and route distance. We have the right to impose monetary penalties on our direct network partners for failure to adhere to the terms of the agreements. A direct network partner is also required to place a deposit with us as a performance guarantee. We have authorized our direct network partners to conduct their express delivery business exclusively under our "Zhongtong" or "ZTO" brand and mandate the unified application of our logos on outlets, personnel uniforms, transportation vehicles and packaging materials.

        Each of our direct network partners is authorized by us to operate within a designated area, the size of which ranges from a township to an entire province. Depending on the size of, and the business volume in, their respective authorized areas, many of our direct network partners subcontract a portion of their business to third parties with our consent. We do not directly enter into agreements with those third parties and refer to them as our indirect network partners. Indirect network partners are also authorized to operate ZTO-branded express delivery business.

        Our Zhongtian system provides the technological infrastructure for the management of our network partners. The Zhongtian system consists of our operational management system, network management system, settlement system, finance system and other integrated systems and mobile apps connecting our network partners. For more details, see "—Information Technology and Intellectual Property." In particular, our Zhongtian system tracks each delivery order and calculates the network transit fees payable to us, and the last-mile delivery fees payable to our direct network partners and, where applicable, our indirect network partners. Starting from May 2018, we use Alipay to handle the settlement of payments from our network partners to us and among our direct network partners. All of our direct network partners have an Alipay account on our Zhongtian system, and we require them to make a prepayment from their respective account to our ZTO Alipay account through our Zhongtian system. The prepaid amount is used to settle network transit fees from our network partners to us and settle last-mile delivery fee from us to direct network partners.

        All of our direct network partners and most of our indirect network partners work with us exclusively. A small number of our indirect network partners may process packages for other express delivery companies. This is typically limited to situations where an outlet is located in a remote or isolated area or newly established markets. Such exceptions to our exclusivity requirement are necessary in order to support the outlet's start-up volume.

        We control the qualification of new network partners and we provide extensive ongoing training to our network partners. We also periodically review the performance of our network partners on parcel volume, local market share, service quality and parcel safety/security scores. We consider the conditions and forecast of the local market to set guidance for those indicators. We also set guidance and review the performance of certain pickup and delivery outlets with large parcel volume. For our direct network partners at the provincial level, we provide fee discounts to those who significantly outperform the performance targets that we set.

        If a direct network partner continuously fails to meet applicable performance targets set by us, we may unilaterally terminate our agreement with such direct network partner, which has only occurred in isolated cases historically. In those cases, we would introduce qualified buyers vetted by us or, in the cases where the exiting direct network partner has already identified a buyer itself, we would review the buyer's credentials and decide whether to accept or reject it. In the case of voluntary departure by a direct network partner, it may choose to sell the outlet operating business to a buyer, where the foregoing review process would also apply. Moreover, under the agreement with us, the network partner may provide a three-month notice of termination and the agreement would be terminated upon mutual agreement between the parties. A network partner who discontinues cooperation with us may join a third party express delivery network.

        Under the agreement with us, the network partner also has the right to unilaterally terminate the agreement within seven days from the date of execution of the agreement with notice to us; provided that, if the network partner has started to use our network resources, has begun to provide services to customers, or has exercised other major rights under the agreement, the network partner shall not terminate the agreement accordingly. The network partner's major rights under the agreement are entitlements to the following products or services provided by us: (1) electronic documents or software in relation to enterprise management system; (2) guidance on the use of express delivery networks, business operation model and employee training; (3) sufficient, continuous and quality-guaranteed material supply; (4) advertising support; and (5) network transit service.

        We provide our network partners latitude in their pricing decisions. The network partners have full discretion over their daily operations and can make localized decisions with respect to facilities, vehicles and recruitment to meet their operational needs.

        We also provide financial services to qualified network partners. We select qualified network partners based on certain criteria set by us, such as having legal and stable income or source of income and engaging in operation activities that are legal and meet the national industrial policies and requirements. To provide such financial services, we enter into relevant agreements with qualified network partners under which the material terms (e.g. loan amount, maturity date, guarantee or pledge and event of default (as applicable)) of such financial services are stipulated. We have obtained the requisite business licenses and/or approvals under relevant PRC laws and regulations in order to provide such financial services to qualified network partners. Please also see "Risk Factors—Risks Related to Our Business and Industry—We face risks associated with the financial services we provide to network partners."

        We had a financing receivables balance of RMB64.0 million, RMB518.0 million, RMB 1,060.9 million and RMB 1,712.5 million as of December 31, 2017, 2018 and 2019 and June 30, 2020. No default occurred during the Track Record Period. For maturity profile of the financing receivables, please see "Financial Information—Critical Accounting Policies—Financing Receivables, Net of Allowance."

Our Customers

        The following chart illustrates parcel and fund flows to and from our direct and end customers.

        Our direct customers are our direct network partners, who, along with our indirect partners, own and operate pickup and delivery outlets. We provide our direct network partners with access to our line-haul transportation and sorting network, which form the infrastructure of their and our indirect partners' express delivery services. In addition, we also directly serve some enterprise customers, including vertical e-commerce and traditional merchants, in connection with the delivery of their products to consumers. Our top five customers accounted for less than 6% of our total revenues for each of the years ended December 31, 2017, 2018 and 2019 and the six months ended June 30, 2020.

        Together with our network partners, we mainly serve e-commerce merchants and other express service users as our end customers. A significant portion of our end customers are merchants on China's e-commerce platforms. Our enterprise customers are typically larger, nationwide brands with customized requirements for express delivery services. For certain enterprise customers, we provide direct pickup services without going through the pickup outlets of our network partners. We collect the full amount of delivery service fees from our enterprise customers and pay a portion of these fees to the delivery outlets of our network partners for last-mile delivery services provided by them. Depending on the availability and capacity of our personnel at the relevant locations, orders from some enterprise customers may also be picked up through our network partners.

Customer Service

        We believe our high-quality customer service enhances our customer loyalty and brand image. Our network partners directly interact with our end customers, and we provide ongoing training and conduct regular performance reviews to ensure they provide quality customer services.

        We also operate a call center network providing real-time assistance during business hours, seven days a week. Our automated system continues to respond to inquiries outside of business hours and forwards complicated inquiries to our live call center representatives for further handling during business hours. Our call center network is localized with branch offices in over 31 provinces in China with mostly local hires to leverage their local knowledge. All branches can be reached via a unified number and use a centralized call system and database. Our call system automatically directs incoming calls to the local branch near the caller's location for localized handling. We have approximately 716 call center representatives who adhere to the same customer service standards nationwide and their local knowledge adds to our customer service effectiveness. We provide regular trainings to our representatives and periodically review callers' level of satisfaction with the service they received from us. At the end of each call, each caller is asked to grade the quality of our customer service and a designated call-back team follows up on all incidences of dissatisfaction.

Information Technology and Intellectual Property

        We have built our proprietary technology systems with open-source and mainstream technologies and have refined and tailored those technologies to suit our operational needs. We design and utilize our technology systems to enhance the efficiency and scalability of our network and these systems play an important role in the success of our business. The principal components of our technology system include:

        Zhongtian System—Our self-developed and centralized Zhongtian system serves as the technology backbone for our express delivery management and network operation. The Zhongtian system has hundreds of modules with numerous functionalities and features covering all scenarios of our business and operations, consisting of our operational management system, network management system, settlement system, finance system and other integrated systems and mobile apps connecting our network partners:

  •
  Parcel sorting, transportation and tracking management.  Our parcels are sorted and dispatched based on routing logic through the Zhongtian system. With this system, that is compatible with the digital waybill technology, we can track each parcel processed through the vast network based on a unique waybill barcode assigned to each parcel. As the parcel moves through each gateway, its barcode is scanned, and its route and other delivery information are captured in the Zhongtian system. We also monitor the capacity of our sorting hubs on the Zhongtian system and monitor the real-time movement of each on-duty truck with GPS and GIS technology that is synchronized with the Zhongtian system.

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  Settlement payment calculation.  The Zhongtian System tracks each delivery order and, according to pre-set formulae, calculates the network transit fees payable to us as well as last-mile delivery fees payable to the network partners.

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  Platform integration.  Our Zhongtian system is connected to the order systems of major e-commerce platforms and vertical e-commerce websites in China. Merchants can therefore seamlessly place delivery orders to the outlets via our Zhongtian system.

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  Mobile application.  The Zhongtian system also supports our mobile application so that pickup and delivery personnel are able to handle functions such as digital waybill printing, order pickup, parcel tracking, receipt signing on mobile devices. The mobile solutions are user centric and comprehensive in meeting the varied needs of different personnel.

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  Customer service support.  Our call center representatives have access to the Zhongtian system's database to provide better and more effective customer service. The automated customer service functions on our website and our WeChat official account allow end customers to track parcels and search outlet locations with the data support from the Zhongtian system.

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  Management of sale of accessories.  Our network partners make online purchases of accessories, such as (i) portable bar code readers, (ii) thermal paper used for digital waybill printing, and

    (iii) ZTO-branded packing materials and uniforms, from us utilizing the accessories management module available on the Zhongtian system. Our network partners can log on to our system and place orders for waybills, packing materials, portable barcode scanners and other accessories. We then send out the accessories to our network partners once we have processed the orders received.

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  Data analytics and decision support.  The Zhongtian system collects and provides valuable operational data such as parcel volume, hub utilization and parcel delivery speed to analyze and enhance our and our network partners' performance. It provides a dashboard available to our core management team with various data and analytical tools. By utilizing the dashboard, our management can monitor and evaluate our business in real-time.

        We have leased a high-grade data center in Zhejiang province to support our core operational systems, such as Zhongtian, and our transportation management system. Our server center in Shanghai mainly provides the network infrastructure for our managerial, data backup and other non-core functions. We have adopted security policies and measures, including encryption technology, to protect our software, proprietary data and customer information. Our system is configured with multiple layers of security to prevent unauthorized access to our software and databases, and we implement security protocols for communication among applications. We utilize a system of firewalls to prevent unauthorized access to our internal systems. Exchange of critical data on our website and public and private interfaces use the Secure Sockets Layer networking protocol, a standard security technology for establishing encrypted network communications. We regularly back up our databases, including customer data, with both on-site and off-site storage. Encryption is used to secure sensitive information when it is in transit or being stored.

        Since 2016, we have established a digital product innovation system with eight major digital product lines, covering end-to-end online and offline processes for customer engagement, customer care, franchisee enablement, sorting hub operations, transportation, finance, smart mobility equipment and e-collaboration. This system enables around 200 applications throughout our information technology platform.

        We have been developing a suite of technologies focusing on applying new features to enable fast digital product iteration, such as micro-service architecture, deep learning and AI, big data, private and hybrid cloud, DevOps, among others. We have also developed proprietary algorithms for order dispatchment and forecasting, as well as capabilities for real-time monitoring of information systems, automatic failure detection and recovery and high-throughput processing of 100-million orders in a single day.

        We regard our trademarks, copyrights, patents, domain names, know-how, proprietary technologies, and similar intellectual property as critical to our success. As of June 30, 2020, we owned 162 computer software copyrights in China for various aspects of our operations, maintained 166 trademark registrations and 48 patents inside China. As of June 30, 2020, we had registered 14 domain names, including zto.cn, among others.

        In addition, we demonstrate the wide use of our technology resources, including Application Programming Interfaces (APIs), in various digital services, such as the ZTO Open Platform at zop.zto.com, an express delivery service technology docking platform which shares ZTO's various service interfaces, and ZTO Security Response Center at sec.zto.com, an online platform for persons inside and outside the ZTO network to report security vulnerabilities to better protect customer information and enhance network security. We share with the public our achievements in improving digitization and intelligization in our operations through our annual ZTO Tech Open Day.

Competition

        The express delivery industry in China is fragmented and we compete primarily with leading domestic express delivery companies including YTO Express, STO Express, Yunda Express, Best Express, SF

Express and the express delivery services provided by China Post such as EMS. We also face competition from emerging players in our industry or existing players in adjacent markets who may choose to leverage their existing infrastructure and expand their services into express delivery. We believe that our core value framework, superior scale, distinct partner network, best-in-class operational capabilities and cost efficiencies provide us with a competitive advantage. Entry into the express delivery industry requires significant initial investment into network construction and partner attraction. However, certain more established e-commerce companies may establish or further improve their proprietary delivery infrastructure and compete with us. Furthermore, as we look to offer additional products and services and expand our customer base, we may face competition from established players in new sectors we may choose to enter.

Procurement and Suppliers

        We have adopted centralized procurement for selecting, bidding and purchasing land use rights, certain sorting equipment, line-haul transportation vehicles and consumables such as waybills, barcode scanners and uniforms. We hold bidding processes where possible to select products and services with the best value. We provide favorable payment terms in exchange for discounts and to promote long-term stable relationships with reliable suppliers. We work with manufacturers and research institutions to design and modify equipment to best fit our needs. Compared with off-the-shelf products available in the market, our tailor-made equipment generally has lower procurement and maintenance costs and higher operational efficiency.

        We also leverage the scale of our network and assist our network partners to negotiate better procurement terms with their suppliers.

        Our five largest suppliers accounted for less than 30% of our purchases for each of the years over the Track Record Period and less than 35% for the six months ended June 30, 2020. None of the five largest suppliers in the six months ended June 30, 2020 individually accounted for more than 30% of the semi-annual purchases for the six months ended June 30, 2020. As of September 9, 2020, based on publicly available information, none of the Company's directors and their close associates or the Company's controlling shareholders, held a 5% or more shareholding interest in the Company's top five suppliers.

Security and Safety

        We have established parcel security screening protocols to inspect parcels before we accept them for sorting and delivery. We have categorized prohibited items for land and air transport into a few classes, such as flammables and explosives, gunpowder, gasoline, opium and poultry. All senders are required to identify the content of their parcels. We require the pickup team to visually inspect items sent by end customers. We also have other measures such as X-ray screening of parcels for safety hazards or prohibited items. We have penalty measures in place for sorting hubs that handle pickup or delivery of prohibited items.

        Workplace safety and transportation safety are important to our business. We have implemented safety protocols for our sorting hubs and ground transportation fleet to ensure safety and minimize accidents. We provide periodic training to our employees to recognize hazards, mitigate risk and avoid injury of themselves and others at work.

        We have introduced and localized driver safety programs from overseas with the support of our vehicle insurance company China Pacific Insurance. In 2017, we equipped our line-haul vehicles with AI enabled smart devices that can decipher images, recognize unsafe gestures, and communicate with our home office data processing center that would automatically send escalating alarms to rectify unsafe driving behaviors. As a result, we reduced our accident rate by nearly 70% and reduced our unit premium cost by over 45% from 2016 to 2019.

Risk Management and Internal Control

        We have devoted ourselves to establishing and maintaining risk management and internal control systems consisting of policies and procedures that we consider to be appropriate for our business operations, and we are dedicated to continuously improving these systems.

Financial reporting

        We have in place various accounting policies in connection with our financial reporting risk management, as well as procedures and modules in place on our Zhongtian system to implement our accounting policies, and our finance department reviews our management accounts based on such procedures. We also provide regular training to our finance department employees to ensure that they understand our financial management and accounting policies and implement them in our daily operations.

Internal control

        We have designed and adopted strict internal procedures to ensure the compliance of our business operations with the relevant rules and regulations. Our internal audit and compliance department, with the assistance of third-party professional advisors from time to time, set up project team to conduct risk and internal control review. They work closely with our legal, compliance and finance departments as well as our business units to: (a) perform risk assessments and give advice on risk management strategies; (b) improve business process efficiency and monitor internal control effectiveness; and (c) promote risk awareness throughout our Company.

Data and technology system risk management

        We are committed to protecting user and customer data in our business and operations. We have a dedicated team and measures to safeguard data security. We have qualified for Grade III of China's Administrative Measures for the Graded Protection of Information Security. We have also implemented biometric authentication, password-less authentication and real-time data leakage risk management throughout our system. We have formed partnerships with key information technology and internet players to jointly enhance business performance in many innovation areas including workplace collaboration, cybersecurity, natural language processing and automatic sorting.

Compliance and discipline supervision

        We are committed to operating our business with integrity and abiding by the highest standards of business ethics. We have set up a discipline supervision committee (DSC), and adopted the Code of Business Conduct and Ethics. We require our employees to follow our employee manual and these policies. We also carry out regulatory on-the-job compliance training to our management and employees to maintain a corporate compliance culture and enhance their compliance perception and responsibility. We have a number of channels for reporting of misconducts or wrongdoings within our network, including a whistleblowing letter box, the President mailbox and 24/7 compliant hotlines. The DSC is responsible for conducting preliminary investigations into reported matters, and, where appropriate and necessary, our discipline inspection personnel will investigate further into the matters and recommend disciplinary actions. Findings of the investigations are periodically reported to our Chief Executive Officer, and regularly communicated with the internal audit and compliance department. Material incidents are reported to the audit committee of our board of directors.

Audit committee oversight

        We have established an audit committee to monitor the implementation of our risk management policies across our company on an ongoing basis to ensure that our internal control system is effective in identifying, managing and mitigating risks involved in our business operations.

        The audit committee consists of three members, namely Herman Yu and Qin Charles Huang, our independent non-executive directors, and Xing Liu, our non-executive director. Mr. Yu is the chairman of the audit committee. For the professional qualifications and experiences of the members of our audit committee, see "Directors and Senior Management."

Branding and Marketing

        We strive to enhance our brand awareness through the provision of high quality services and marketing initiatives. We won the China Express Golden Parcels Contribution Award for Ten Years in 2020, the 2019 China Express Volume and Quality Double Upgrade Award and 2019 China Express Social Responsibility Award. We won the Data Service Award at the 9th China Big Data Application Golden Bell Award in 2019 for our intelligent customer service products and systems. Mr. Meisong Lai, our chairman, was awarded the Ram Charan Management Practice Award in 2019 by the Chinese edition of Harvard Business Review, recognizing excellent management practices. We were awarded as one of the 2019 Shanghai Top 100 Enterprises (ranked 61). Shanghai Zhongtongji Network was awarded as one of Shanghai's Top 100 Enterprises in the Software and Information Technology Service Industry in 2019. In 2018, we were awarded as one of the National Advanced Logistics Enterprises and China's Top 100 Logistics Enterprises' at the Commendation Congress of Advanced Logistics Enterprises. We were awarded as one of AAAAA logistics companies by China Federation of Logistics & Purchasing in August 2017.

        We employ a variety of programs and marketing activities to promote our brand and our services. We regularly attend trade fairs, such as the China Beijing International Fair for Trade in Services, and speak at industry forums. We also operate a news feed channel and leverage various mobile social network applications, such as WeChat, to distribute business updates and corporate news. Our offline marketing activities include traditional media such as billboard and public relations activities. In addition, we require our network partners to apply our logos on personnel uniforms, transportation vehicles and packaging materials in a consistent and unified manner in order to further enhance our brand recognition during interactions with our end customers.

        We train and guide our network partners to market their products to our end customers and maintain customer relationships. Our designated team maintains enterprise customer relationships directly through regular dialogue. In general, we and our network partners strive to continuously improve our service qualities to elevate our brand and attract and retain more customers.

Corporate Social Responsibility

        We are committed to leveraging our technology and logistics infrastructure to benefit society. Since our founding, we have been highly committed to environmental, social and corporate responsibility matters, including environmental sustainability, employee care, poverty alleviation and more.

        Environmental Sustainability.    We have established a dedicated team to lead the formulation, implementation and supervision of environmental protection measures throughout our network. To reduce the negative impact of packaging consumables on the environment, we continue to promote the use of green and recyclable packaging and biodegradable packaging. We also take the initiatives to recycle packaging materials, and guide end consumers to reuse packaging cartons. Moreover, we have been committed to reducing the harmful impact of transportation on environment. Each of our line-haul vehicles is equipped with positioning equipment to monitor if there's any abnormality in the transportation process together with GIS (Geographic Information System) to help plan proper transportation routes. We have also used high capacity trailers in order to improve energy efficiency and reduce pollutant emissions. Meanwhile, we encourage our network partners to use eco-friendly transportation vehicles such as new-energy vehicles and battery-powered cars for pickup and delivery. Furthermore, we vigorously promote the use of energy-saving and environmental friendly equipment in our operation, including sorting, transportation and delivery.

        Employee care.    We strive to provide employees with welfare benefits and a broad range of career development opportunities. We have established a sound talent cultivation mechanism and created an online-offline combined training platform. We have also organized and carried out vocational skills competitions and other activities for employees to improve professional skills. We have set up a management trainee program which aims to cultivate future leaders of the company through a three-year training plan. We also strive to help our employees balance their work and life. We have organized various recreational and sports activities to enrich the cultural life of employees.

        Poverty alleviation.    We have actively explored the rural market, and implemented an initiative of "bringing express delivery services into villages" by improving the last-mile logistics infrastructure and promoting the coverage of logistics services in rural areas. We have promoted a two-way circulation channel for agricultural products to the city and industrial products to the countryside, which aims to help stimulate consumption in rural areas and increase the income of rural residents.

        COVID-19 outbreak relief.    Since the COVID-19 outbreak, we have done our utmost to help people in heavily affected regions in China. At the beginning of the outbreak, we immediately set up an emergency response leading group and a front line command and control group to fully coordinate land and air transportation resources and provide support for epidemic prevention and control across the country. By the end of March 2020, we had delivered more than 700 tons of medical and rescue supplies to Hubei Province, including masks, protective clothing, disinfectants, medical gloves, livelihood support materials, etc. Meanwhile, we take the health and safety of our employees as our top priority. We provided all of our frontline employees with masks and other protective equipment immediately after the outbreak. We also set up a dedicated fund of RMB 100 million for COVID- 19 epidemic prevention and control to help frontline workers after resumption of business.

        Environmental protection. We have published our annual ESG report since 2019, detailing our key initiatives and development in areas pertaining to environmental, social and corporate governance issues. The ESG reports are available at http://zto.investorroom.com/.

        We are subject to a number of regulations on environmental protection in China. For example, pursuant to the PRC Law on Environment Impact Assessment, our construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report must be submitted to the relevant governmental authorities in charge of ecological environment for approval before the commencement of construction, as applicable. In accordance with the Administrative Regulations on the Environmental Protection Completion Acceptance of Construction Projects, the Administrative Regulations on the Environmental Protection of Construction Projects and the Interim Measures on the Administration of Acceptance Inspection of Construction Project Environmental Protection, after the completion of a construction project, we are required to obtain a completion acceptance on environmental protection for the project from the competent department of environmental protection or carry out the acceptance inspection by ourselves, as the case may be. See "Regulations—Regulations Relating to Environmental Protection."

Seasonality

        We experience seasonality in our business, mainly correlating to the seasonality patterns associated with e-commerce in China. For example, our customers generally experience fewer purchase orders during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. Furthermore, when e-commerce platforms hold special promotional campaigns, for example, on November 11 and December 12 each year, we typically observe peaks of parcel volume immediately following these campaigns.

Insurance

        We maintain various insurance policies to safeguard against risks and unexpected events. We have purchased compulsory motor vehicle liability insurance and commercial insurance such as automobile third-party liability insurance, vehicle loss insurance and driver/passenger liability insurance. We also provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance to our employees.

        We do not purchase insurance for items delivered by us. Instead, our end customers may choose to pay an additional fee to purchase our priority handling services for valuable items, under which we will compensate those customers based on the value declared in the case of item loss or damage attributable to us. We do not maintain business interruption insurance; nor do we maintain product liability insurance or key-man insurance. We consider that the coverage from the insurance policies maintained by us is adequate for our present operations and is in line with the industry norm. Our management evaluates the adequacy of our insurance coverage from time to time and purchase additional insurance policies as needed. See "Risk Factors—Risks Related to Our Business and Industry—We have limited insurance coverage which could expose us to significant costs and business disruption."

Employees

        As of December 31, 2017, 2018 and 2019 and June 30, 2020, we had a total of 16,023, 15,700, 19,009 and 21,465 employees, respectively. A substantial majority of our employees are based in China.

        The following table sets forth the breakdown of our own employees as of June 30, 2020 by function:

Functional Area	Number of Employees	% of Total
Sorting	6,874	32.02
Transportation	4,484	20.89
Management and Administration	4,669	21.75
Customer Service	1,991	9.28
Operation Support	1,406	6.55
Technology and Engineering	1,661	7.74
Sales and Marketing	380	1.77

Total	21,465	100.0

        In addition to our own employees, our workforce also included over 55,600 outsourced workers as of June 30, 2020. Our network partners hire their own employees according to their operational needs.

        We believe we offer our employees competitive compensation packages and a merit-based work environment that encourages initiative, and as a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team.

        As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund. We are required under PRC laws to make contributions with respect to employee benefit plans and housing provident fund at specified percentages of the salaries, bonuses and certain allowances (as applicable) of our employees, as specified by the local government from time to time. We have not made adequate employee benefit payments or housing provident fund. We may be required to make up the contributions for these employee benefit plans and housing provident fund as well as pay late fees and fines and we have made adequate provisions to account for these payments.

        We enter into standard labor agreements with our employees and, in addition, enter into confidentiality and non-compete agreements with our key employees. The non-compete restricted period typically expires six months after the termination of employment, and we agree to compensate the employee with a certain percentage of his or her pre-departure salary during the restricted period.

        We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Property, Plant and Equipment

        As of September 9, 2020, for our self-operated sorting hubs, (i) we have obtained the title certificates of land use rights from the relevant authorities with respect to an aggregate gross land area of approximately 2,640,000 square meters, and two of our self-operated sorting hubs have not obtained the title certificates of land use rights with respect to an aggregate gross land area of approximately 207,000 square meters, and (ii) we leased from third parties approximately 2,000,000 square meters and the terms of such leases range from one to 16 years.

        In addition, as of September 9, 2020, approximately 2,190,000 square meters of our self-operated sorting hubs on premises we own were used for sorting purposes and the remaining were used for office and other administrative purposes. Approximately 163,000 square meters were used for our headquarters in Shanghai.

        The areas of self-owned properties and leased premises are based on figures specified in the relevant land use right certificates or lease agreements, where available, or our operational records. We lease properties from third parties on an as is basis.

        We are also planning to acquire land use rights in appropriate locations to establish new sorting hubs and expand existing ones in the coming years. We believe that we will be able to obtain adequate facilities through acquisition or lease to accommodate our future expansion plans.

        As of September 9, 2020, we have not obtained title certificates of land use rights with respect to four parcels of land currently used by us and we have not obtained certificates with respect to 89 buildings currently used by us, including 59 buildings used as sorting facilities and 30 buildings used for general and administrative purposes. We are in the process of applying for the registration of the land use right and property ownership.

        As of September 9, 2020, for approximately 37.4% of the areas of our leased sorting hubs and offices, we have not been provided by the lessors with the applicable certificates, approvals or any other documentation proving their right to lease those properties to us. If our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors or permits from the relevant governmental authorities, our leases could be invalidated.

        As of June 30, 2020, no single property interest of ours has a carrying amount of 15% or more of our total assets.

Legal Proceedings

        We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. Litigation or any other legal or administrative proceeding, regardless of outcome, may result in substantial cost and diversion of our resources, including our management's time and attention.

        Starting in May 2017, our company and certain of our directors and officers, and the underwriters of our company's initial public offering in October 2016 (the "Underwriter Defendants") have been named as defendants in the following putative securities class actions:

  •
  City of Birmingham Retirement and Relief System v. ZTO Express (Cayman) Inc., et al., 01-CV-2017-902004.00 (Cir. Ct. Jefferson County Ala., filed on May 16, 2017) (the "Alabama Action");

  •
  Guo v. ZTO Express (Cayman) Inc., et al., 17 Civ. 03676 (Sup. Ct. Mateo County Ca., filed on August 11, 2017) (the "Guo Case");

  •
  Nurlybayev v. ZTO Express (Cayman) Inc., et al., 1: 17-cv-06130 (S.D.N.Y., filed on August 14, 2017) (the "New York Action");

  •
  McGrath v. ZTO Express (Cayman) Inc., et al., 17 Civ. 03805 (Sup. Ct. Mateo County Ca., filed on August 21, 2017) (the "McGrath Case"); and

  •
  The Ronald & Maxine Linde Foundation v. ZTO Express (Cayman) Inc., et al., 18 Civ. 00264 (Sup. Ct. Mateo County Ca., filed on January 17, 2018) (the "Linde Foundation Case").

        These actions allege that the defendants made misstatements and omissions in our Registration Statement and Prospectus in connection with our initial public offering in October 2016 in violation of the Securities Act of 1933.

        The Alabama Action:    On June 28, 2017, our company removed the Alabama Action to the federal District Court for the Northern District of Alabama and the Underwriter Defendants joined in the removal. On July 14, 2017, City of Birmingham Retirement and Relief System filed a Motion to Remand the Alabama Action back to state court. On August 4, 2017, our company and the Underwriter Defendants submitted a joint Motion to Change Venue, requesting the court to transfer the Alabama Action to the federal District Court for the Southern District of New York. On August 29, 2017, the court issued an order staying the proceedings of the Alabama Action pending the United States Supreme Court's decision in Cyan, Inc. v. Beaver Cty. Employees Ret. Fund, and denying without prejudice City of Birmingham Retirement and Relief System's Motion to Remand and our company and the Underwriter Defendants' Motion to Change Venue. On April 17, 2018, City of Birmingham Retirement and Relief System filed a motion to lift the stay and remand the Alabama Action back to state court, which motion was granted by the court on April 18, 2018. On May 9, 2018, the plaintiff and defendants filed a joint motion to stay the Alabama Action in favor of the New York Action. The court granted that motion on August 9, 2018, and the case remains stayed.

        The California Actions:    On September 15, 2017, our company removed the Guo Case and McGrath Case to the federal District Court for the Northern District of California and the Underwriter Defendants consented to the removal. Also, on September 15, 2017, our company and the Underwriter Defendants filed a joint motion to transfer in the Guo Case and McGrath Case, requesting the court to transfer the two cases to the federal District Court for the Southern District of New York. On September 26, 2017, the plaintiffs filed motions to remand these two cases back to state court. On December 22, 2017, the court granted the plaintiffs' motions to remand and denied our and the Underwriter Defendants' joint motion to transfer. On February 15, 2018, our company and the Underwriter Defendants filed a joint motion to stay the Guo Case and the McGrath Case in state court. On April 24, 2018, the court granted our company and the Underwriter Defendants' motion, and the case remains stayed. On March 19, 2018, the Linde Foundation Case was voluntarily dismissed.

        The New York Action:    On October 16, 2017, three sets of purported shareholders filed motions to appoint themselves as lead plaintiffs of the purported plaintiff class and appoint their designated counsel as lead counsel. On November 13, 2017, the court appointed a lead plaintiff and approved the lead plaintiff's selection of lead counsel. On January 8, 2018, the lead plaintiff filed an amended complaint. On

February 20, 2018, our company and the Underwriter Defendants filed a joint motion to dismiss the amended complaint. On July 17, 2019, the court granted the defendants' joint motion to dismiss. On September 10, 2019, the plaintiffs moved for leave to file a second amended complaint, which our company and the Underwriter Defendants opposed. That motion remains pending.

        These cases are in their preliminary stages. Based on discussions with our legal advisors, we believe these cases are without merit because, among other reasons, in granting the defendants' joint motion to dismiss, the court held that as a matter of law, the plaintiffs failed to allege any violation of the U.S. securities laws. We therefore intend to defend the action vigorously.

CERTAIN FINANCIAL INFORMATION

        Set forth below are certain consolidated statements of operations data and cash flow data for the years ended December 31, 2017, 2018 and 2019 and six months ended June 30, 2019 and 2020 and certain consolidated balance sheet data as of December 31, 2017, 2018 and 2019 and June 30, 2020. The selected consolidated statements of operations data for the years ended December 31, 2017, 2018 and 2019, selected consolidated balance sheets data as of December 31, 2018 and 2019 and selected consolidated cash flow data for the years ended December 31, 2017, 2018 and 2019 have been derived from our audited consolidated financial statements that are included in our 2019 Form 20-F and are incorporated into the accompanying prospectus by reference. The selected consolidated balance sheets data as of December 31, 2017 have been derived from our audited consolidated financial statements that are not incorporated into the accompanying prospectus by reference. The consolidated statements of operations data and cash flow data for the six months ended June 30, 2020 and the consolidated balance sheets data as of June 30, 2020 have been derived from our audited consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020, and the consolidated statements of operations data and cash flow data for the six months ended June 30, 2019 have been derived from our unaudited interim consolidated financial statements for the six months ended June 30, 2019, both of which are contained in our current report on Form 6-K furnished to the SEC on September 11, 2020 and are incorporated into the accompanying prospectus by reference. Our consolidated financial statements are prepared in accordance with U.S. GAAP.

        The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2019 and as of December 31, 2018 and 2019 and related notes, "Item 5. Operating and Financial Review and Prospects" in our 2019 Form 20-F, and our current report on Form 6-K furnished to the SEC on September 11, 2020. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2020.

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Revenues
Express delivery services	12,173,690	15,400,080	19,606,214	8,823,274	8,947,074	1,266,376
Freight forwarding services	269,557	1,278,741	1,235,961	639,402	762,571	107,935
Sale of accessories	591,716	812,866	1,089,977	501,407	498,214	70,518
Others	25,110	112,764	177,794	33,588	110,451	15,633
Total operating expenses	13,060,073	17,604,451	22,109,946	9,997,671	10,318,310	1,460,462
Cost of revenues:
Line-haul transportation cost	4,797,799	5,757,701	7,466,043	3,289,873	3,293,979	466,232
Sorting hub cost	2,438,754	3,197,667	4,109,338	1,844,970	2,220,035	314,225
Freight forwarding cost	260,429	1,239,439	1,209,523	628,397	704,273	99,683
Cost of accessories sold	366,859	491,722	544,166	276,057	186,958	26,462
Other costs	850,648	1,553,039	2,159,708	930,214	1,325,242	187,577
Total cost of revenues	(8,714,489)	(12,239,568)	(15,488,778)	(6,969,511)	(7,730,487)	(1,094,179)
Gross profit	4,345,584	5,364,883	6,621,168	3,028,160	2,587,823	366,283
Operating income (expenses)(1)
Selling, general and administrative	(780,517)	(1,210,717)	(1,546,227)	(863,128)	(872,472)	(123,490)
Other operating income, net	183,368	178,057	387,890	87,633	303,270	42,924

Total operating expenses	(597,149)	(1,032,660)	(1,158,337)	(775,495)	(569,202)	(80,566)

Income from operations	3,748,435	4,332,223	5,462,831	2,252,665	2,018,621	285,717
Net income	3,158,900	4,387,912	5,671,267	2,046,741	1,824,544	258,247
Net loss/(income) attributable to noncontrolling interests	763	(4,887)	2,878	(6,547)	(1,490)	(211)

Net income attributable to ZTO Express (Cayman) Inc.	3,159,663	4,383,025	5,674,145	2,040,194	1,823,054	258,036
Supplemental Information—
Non-GAAP measures(2):
Adjusted EBITDA	4,452,019	5,858,384	7,635,212	3,403,797	3,360,454	475,640
Adjusted net income	3,229,625	4,201,113	5,292,351	2,342,335	2,088,698	295,635

(1)
Our operating income (expenses) in 2017, 2018 and 2019 includes RMB40.7 million, RMB249.5 million and RMB316.7 million, respectively, of share-based compensation expenses, accounting for 0.3%, 1.4% and 1.4% of our total revenues in the same periods, respectively. Our operating income (expenses) in the six months ended June 30, 2019 and 2020 includes RMB295.1 million and RMB264.2 million, respectively, of share-based compensation expenses, accounting for 3.0% and 2.6% of our total revenues in the same periods, respectively.

(2)
See "—Non-GAAP Measures" below for the definitions and reconciliation of these non-GAAP measures to the nearest comparable U.S. GAAP measures.

	As of December 31,			As of June 30,
	2017	2018	2019	2020
	RMB	RMB	RMB	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	5,425,024	4,622,554	5,270,204	5,261,920	744,776
Accounts receivable, net	287,835	596,995	675,567	628,466	88,954
Financing receivables, net	64,030	517,983	511,124	471,837	66,784
Short-term investments	5,224,559	13,599,852	11,113,217	8,437,887	1,194,305
Advances to suppliers	263,574	337,874	438,272	631,220	89,343
Prepayments and other current assets	719,983	1,507,996	1,964,506	2,239,249	316,945
Property and equipment, net	6,473,010	9,035,704	12,470,632	14,651,069	2,073,724
Land use rights, net	1,602,908	1,969,176	2,508,860	3,829,158	541,982
Goodwill	4,241,541	4,241,541	4,241,541	4,241,541	600,351
Total assets	25,827,638	39,682,857	45,890,502	48,479,774	6,861,865
Short-term bank borrowing	250,000	—	—	1,690,000	239,204
Accounts payable	889,139	1,311,807	1,475,258	1,105,673	156,498
Advances from customers	258,965	436,710	1,210,887	1,208,970	171,119
Operating lease liabilities	—	—	298,728	240,240	34,004
Total liabilities	4,386,321	5,413,308	7,487,105	9,485,095	1,342,526
Net current assets	8,231,832	16,092,602	13,417,310	9,039,801	1,279,502
Net assets	21,441,317	34,269,549	38,403,397	38,994,679	5,519,339
Noncontrolling interests	6,004	52,311	100,793	113,497	16,064

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
			(in thousands)
Selected Consolidated Cash Flows Data:
Net cash provided by operating activities	3,630,684	4,404,051	6,304,186	2,626,074	1,430,061	202,415
Net cash provided by/(used in) investing activities	(8,294,547)	(12,872,633)	(3,664,213)	2,394,117	(1,812,554)	(256,552)
Net cash provided by/(used in) financing activities	(1,061,558)	7,042,122	(1,982,306)	(2,507,052)	362,952	51,372
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(424,000)	275,680	(3,207)	(23,430)	19,460	2,754
Net increase/(decrease) in cash, cash equivalents and restricted cash	(6,149,421)	(1,150,780)	654,460	2,489,709	(81)	(11)
Cash, cash equivalents and restricted cash at beginning of period	11,923,155	5,773,734	4,622,954	4,622,954	5,277,414	746,969
Cash, cash equivalents and restricted cash at end of period	5,773,734	4,622,954	5,277,414	7,112,663	5,277,333	746,958

Impact of COVID-19 on Our Operations and Financial Performance

        Substantially all of our revenues and workforce are concentrated in China. In connection with the intensifying efforts to contain the spread of COVID-19, the Chinese government has taken certain emergency measures, including extension of the Lunar New Year holidays, implementation of travel bans, blockade of certain roads and closure of factories and businesses, and may continue to take further measures to keep this epidemic outbreak in check. We temporarily closed our branch offices, sorting hubs and service outlets from late January to mid- to late February 2020 due to the COVID-19 outbreak, which resulted in a decline of parcel volume in January and February 2020, as compared with the same period in 2019. The measures and timelines for business resumption varied across different localities in the PRC, and our branch offices, sorting hubs and service outlets closed and opened in accordance with measures adopted by their respective local government authorities. We also experienced a temporary labor shortage in January and February 2020 which has caused delays in our delivery services. We have taken measures to reduce the impact of the COVID-19 outbreak, including strictly implementing self-quarantine and disinfection measures at our headquarters, sorting hubs and service outlets in accordance with government issued protocols. Consequently, the COVID-19 outbreak and any measures to combat the spread of the virus may adversely affect our business operations, financial condition and operating results for 2020, including but not limited to negative impact to our total revenues, costs and net profit. Our parcel volume was 714 million in January 2020 and 438 million in February 2020, representing a decrease of 9.1% and 14.2% year on year. Our parcel volume was 2,264 million and 2,374 million in the first quarter of 2019 and 2020 and was 3,107 million and approximately 4,595 million in the second quarter of 2019 and 2020, representing an increase of 4.9% and 47.9% year on year, respectively. Our parcel volume was 5,371 million and 6,970 million in the first half of 2019 and 2020, representing an increase 29.8% year on year. Our parcel volume accounts for 19.1% and 20.6% of the total express delivery parcel volume in China in 2019 and the first half of 2020, respectively. Our revenues, cost of revenues and net income were RMB3,915.9 million, RMB3,097.2 million and RMB371.0 million in the first quarter of 2020, respectively, representing a decrease of 14.4%, 6.6% and 45.6% as compared to the same period of 2019, respectively. We gradually resumed our operations since March 2020. Our revenues, cost of revenues and net income were RMB6,402.4 million, RMB4,633.3 million and RMB1,453.6 million in the second quarter of 2020, respectively, representing an increase of 18.0%, 26.8% and 6.5% as compared to the same period of 2019, respectively.

        While we have resumed business operations and events related to the outbreak of and response to COVID-19 are expected to be temporary, there remain significant uncertainties surrounding the COVID-19 outbreak and its further development as a global pandemic. Hence, the extent of the business disruption and the related impact on our financial results and outlook for 2020 cannot be accurately estimated at this time.

        As of June 30, 2020, we had cash and cash equivalents of RMB5,261.9 million (US$744.8 million) and short-term investments of RMB8,437.9 million (US$1,194.3 million). Our short-term investments consist primarily of investments in fixed deposits with maturities between three months and one year and wealth management products which we have the intent and the ability to hold to maturity within one year. We believe this level of liquidity is sufficient to successfully navigate an extended period of uncertainty.

Key Line Item and Specific Factors Affecting Our Results of Operations

Revenues

	Year Ended December 31,						Six Months Ended June 30,
	2017		2018		2019		2019		2020
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
	(in thousands)
							(unaudited)
Express delivery services	12,173,690	93.2	15,400,080	87.5	19,606,214	88.7	8,823,274	88.3	8,947,074	1,266,376	86.7
Freight forwarding services	269,557	2.1	1,278,741	7.3	1,235,961	5.6	639,402	6.4	762,571	107,935	7.4
Sale of accessories	591,716	4.5	812,866	4.6	1,089,977	4.9	501,407	5.0	498,214	70,518	4.8
Others	25,110	0.2	112,764	0.6	177,794	0.8	33,588	0.3	110,451	15,633	1.1

Total revenues	13,060,073	100.0	17,604,451	100.0	22,109,946	100.0	9,997,671	100.0	10,318,310	1,460,462	100.0

        We derive a substantial part of our revenues from express delivery services that we provide to our network partners, which mainly include parcel sorting and line-haul transportation. We charge our network partners a network transit fee for each parcel that is processed through our network. Such fees represented 90.4%, 87.5% and 86.4% of our total express delivery services revenues in 2017, 2018 and 2019, respectively, and 86.5% and 83.5% in the six months ended June 30, 2019 and 2020, respectively. In addition, we also directly provide express delivery services to certain enterprise customers, including vertical e-commerce and traditional merchants, in connection with the delivery of their products to end consumers. Revenues from our express delivery services to such enterprise customers accounted for 9.6%, 12.5% and 13.6% of our total express delivery services revenues in 2017, 2018 and 2019, respectively, and 13.5% and 16.5% in the six months ended June 30, 2019 and 2020, respectively. We also generate revenues from the sale of ancillary materials, such as portable barcode readers, thermal paper and ZTO-branded packing materials and uniforms, to our network partners.

        Our revenues are primarily driven by our parcel volume and the network transit fee we charge our network partners for each parcel going through our network.

        In general, our parcel volume is affected by the various factors driving the growth of China's e-commerce industry, as we generate the majority of our parcel volume by having our network partners serving end customers that carry out business on various e-commerce platforms in China. Our parcel volume is also affected by our ability to scale our network to meet increases in demand and the ability of our network partners and us to provide high-quality services to our end customers at a competitive price. Our annual parcel volume increased from 6,219 million in 2017 to 12,121 million in 2019 and from 5,371 million in the six months ended June 30, 2019 to 6,970 million in the six months ended June 30, 2020.

        We determine the level of pricing of our network transit fee based on the operating costs of our business while also considering other factors, including market conditions and competition as well as our service quality. The network transit fees we charge our network partners are primarily measured by (i) a fixed amount for a waybill attached to each parcel and (ii) a variable amount per parcel for sorting and line-haul transportation based on the parcel weight and route distance. The delivery service fees we charge the enterprise customers are also based on parcel weight and route distance.

        Our network partners generally charge each parcel sender a delivery services fee directly. They have full discretion over the pricing of their services after taking into consideration certain of their costs, including the network transit fees we charge them and other factors, including market conditions and competition as well as their service quality. There has historically been decline in the delivery services fees charged by our network partners to parcel senders partially due to decreasing unit operational costs and market competition. We have been able to adjust the level of network transit fees based on market conditions and our operating costs.

        We recognize revenues from express delivery services over time as we perform the services. We act as the principal rather than the agent for express delivery service provided to enterprise customers based on analysis of our revenue arrangements using a control model. In the majority of our arrangements, we consider the pickup outlets operated by our network partners to be our customers. Our revenues recorded for those arrangements do not include the last-mile delivery fee because we act as an agent for last-mile delivery services and we are only arranging for services to be provided by the last-mile network partner.

        We also provide freight forwarding services through the acquired business of China Oriental Express Co., Ltd. and its subsidiaries, which we refer to as the COE Business, a freight forwarding and international logistics services provider in Hong Kong and Shenzhen. Revenue from freight forwarding services is recognized over time when services are rendered. Our freight forwarding revenue is primarily driven by our freight volume. We determine and periodically review and adjust our fee levels based on the prevailing market conditions, operating costs and service level.

Cost of Revenues

        In addition to the level of network transit fees we charge our network partners, our profitability also depends on our ability to control our costs as we expand. Our cost of revenues mainly consists of (i) line-haul transportation cost, (ii) sorting hub cost, (iii) freight forwarding cost, (iv) cost of accessories sold, and (v) other costs. The following table sets forth the components of our cost of revenues, in absolute amounts and as percentages of our revenues for the periods indicated:

	Year Ended December 31,						Six Months Ended June 30,
	2017		2018		2019		2019		2020
	RMB	%	RMB	%	RMB	%	RMB	%	RMB	US$	%
					(in thousands)
					(unaudited)
Line-haul transportation cost	4,797,799	36.7	5,757,701	32.7	7,466,043	33.8	3,289,873	32.9	3,293,979	466,232	31.9
Sorting hub cost	2,438,754	18.7	3,197,667	18.2	4,109,338	18.6	1,844,970	18.5	2,220,035	314,225	21.5
Freight forwarding cost	260,429	2.0	1,239,439	7.0	1,209,523	5.5	628,397	6.3	704,273	99,683	6.8
Cost of accessories sold	366,859	2.8	491,722	2.8	544,166	2.5	276,057	2.8	186,958	26,462	1.8
Other costs	850,648	6.5	1,553,039	8.8	2,159,708	9.7	930,214	9.2	1,325,242	187,577	12.9

Total cost of revenues	8,714,489	66.7	12,239,568	69.5	15,488,778	70.1	6,969,511	69.7	7,730,487	1,094,179	74.9

        Line-haul transportation cost primarily includes (i) payment for services by outsourced fleets, (ii) truck fuel costs and tolls incurred by self-owned fleet, (iii) employee compensation and other benefits for drivers of self-owned fleet, (iv) air transportation cost and (v) depreciation and maintenance costs of self-owned fleet. Total line-haul transportation cost accounted for 36.7%, 32.7% and 33.8% of our revenues in 2017, 2018 and 2019, respectively, and 32.9% and 31.9% in the six months ended June 30, 2019 and 2020, respectively. In 2019 and the six months ended June 30, 2020, we increased usage of self-owned fleet with an increasing number of higher-capacity trailer trucks, especially during the peak season, resulting in improved line-haul route planning and load rate, hence enhanced transportation cost efficiencies.

        Sorting hub cost includes (i) labor costs, (ii) land lease costs, (iii) depreciation of property and equipment and amortization of land use rights and (iv) other operating costs. Total sorting hub cost accounted for 18.7%, 18.2% and 18.6% of our revenues in 2017, 2018, and 2019, respectively, and 18.5% and 21.5% in the six months ended June 30, 2019 and 2020, respectively.

        Freight forwarding costs relate to the freight forwarding services provided by the COE Business we acquired on October 1, 2017.

        Cost of accessories sold, which mainly includes cost of accessories that we sell to our network partners, such as (i) portable bar code readers, (ii) thermal paper used for digital waybill printing, and (iii) ZTO-branded packing materials and uniforms, accounted for 2.8%, 2.8% and 2.5% of our revenues in

2017, 2018 and 2019, respectively, and 2.8% and 1.8% in the six months ended June 30, 2019 and 2020, respectively. Cost of accessories sold as a percentage of our revenues from sale of accessories was 62.0%, 60.5% and 49.9% in 2017, 2018 and 2019, respectively, and 55.1% and 37.5% in the six months ended June 30, 2019 and 2020, respectively. The decrease from 55.1% to 37.5% was mainly due to the increased use of lower-cost single-sheet thermal waybill paper starting in the second half of 2019. The cost of accessories sold grew slower than the sale of accessories.

        Other costs, which mainly include (i) information technology related cost, (ii) dispatching costs paid to network partners associated with serving enterprise customers, and (iii) business tax surcharges, accounted for 6.5%, 8.8% and 9.7% of our revenues in 2017, 2018 and 2019, respectively, and 9.2% and 12.9% in the six months ended June 30, 2019 and 2020, respectively.

        To maintain competitive pricing and enhance profit per parcel, we must continue to control our costs and improve our operating efficiency. We have adopted various cost-control measures. For example, fuel cost can be reduced through the use of more fuel-efficient vehicles, and unit transportation cost can be reduced by adding cost efficient, high capacity line-haul trucks to our self-owned fleet and a gradual shift to a direct shipping model by selected network partners, and labor costs can be contained through wider implementation of automated sorting equipment.

Selling, General and Administrative Expenses

        Our selling, general and administrative expenses, which consist primarily of (i) salaries and other benefits for management and employees, (ii) depreciation and rental costs for office facilities, and (iii) legal, finance, and other corporate overhead costs, accounted for 6.0%, 6.9% and 7.0% of our revenues in 2017, 2018 and 2019, respectively, and 8.6% and 8.5% in the six months ended June 30, 2019 and 2020, respectively. Our selling, general and administrative expenses also included share-based compensation expenses of RMB40.7 million, RMB249.5 million and RMB316.7 million in 2017, 2018 and 2019, respectively, and RMB295.1 million and RMB264.2 million in the six months ended June 30, 2019 and 2020, respectively, which accounted for 0.3%, 1.4%, 1.4%, 3.0% and 2.6% of our revenues in the corresponding periods. We expect that our selling, general and administrative expenses will continue to increase as we hire additional personnel and incur additional costs in connection with the expansion of our business operations, enhancement of management capabilities and grant of share incentives.

        Set forth below is a discussion of our consolidated statements of operations data for the six months ended June 30, 2019 and 2020. The discussion of our audited consolidated financial information for the three years ended December 31, 2019 and as of December 31, 2017, 2018 and 2019 is set forth in "Item 5. Operating and Financial Review and Prospectus" in our 2019 Form 20-F, which is incorporated by reference into the accompanying prospectus.

Comparison of Six Months Ended June 30, 2020 and 2019

Revenues

        Our revenues increased by 3.2% to RMB10.3 billion (US$1.5 billion) in the six months ended June 30, 2020 from RMB10.0 billion in the six months ended June 30, 2019. The increase was mainly driven by growth in parcel volume to 6,970 million in the six months ended June 30, 2020 from 5,371 million in the six months ended June 30, 2019 as a result of growth in China's e-commerce market and an increase in our market share. It is also largely offset by a 20.5% decrease in unit price per parcel mainly from incremental volume incentives to provide extra support to the network partners in order to maintain competitiveness and to cope with the negative impact of the COVID-19 outbreak. Revenue from freight forwarding services increased 19.3% compared to the same period of 2019, mainly due to increased cross border e-commerce demand during the COVID-19 outbreak. Revenue from sales of accessories, largely consisting of the sales of thermal paper used for digital waybills printing, declined 0.6% due to use of lower-priced single-sheet digital waybill since the second half of 2019.

Cost of Revenues

        Our total cost of revenues increased by 10.9% to RMB7.7 billion (US$1.1 billion) in the six months ended June 30, 2020 from RMB7.0 billion in the six months ended June 30, 2019. This increase primarily resulted from increases in sorting hub operating cost by RMB375.1 million (US$53.1 million) and other costs by RMB395.0 million (US$55.9 million).

        Line-haul transportation cost.    Our line-haul transportation cost remained stable at RMB3.3 billion (US$466.2 million) in the six months ended June 30, 2020 as compared to RMB3.3 billion in the six months ended June 30, 2019. Our line-haul transportation cost remained stable because of, on the one hand, the increase in parcel volume and, on the other hand, (i) reduced toll road fee charges based on a national level waiver policy which took effect in mid-February and lasted through early May, (ii) higher usage of self-owned line-haul vehicles with an increasing number of higher-capacity trailer trucks, and (iii) decrease in domestic diesel price due to the decline in global oil demand triggered by the COVID-19 outbreak. As a combined result of the foregoing factors, the line-haul transportation cost per parcel declined 22.8% to RMB0.47. As a percentage of revenues, line-haul transportation cost accounted for 31.9% of total revenues, a slight decrease from 32.9% in the same period of last year.

        Sorting hub cost.    Our sorting hub cost increased by 20.3% to RMB2.2 billion (US$314.2 million) in the six months ended June 30, 2020 from RMB1.8 billion in the six months ended June 30, 2019. The increase was mainly due to (i) increased labor costs of RMB216.3 million (US$30.6 million) as a result of wage increases and the hiring of additional employees to support parcel volume growth, and (ii) an increase of RMB123.5 million (US$17.5 million) in depreciation expenses driven by the expansion of sorting hubs and installation of more automated sorting equipment. As of June 30, 2020, 282 sets of automated sorting equipment have been installed and put into operation. The sorting hub cost per parcel decreased 7.3% to RMB0.32 mainly as a result of higher utilization of automation and the decrease in the percentage of outsourced temporary sorting workers, partially offset by the declined parcel volume in the first two months of 2020 where sorting hubs were forced to temporarily close down due to the COVID-19 outbreak until they gradually returned to operations in mid-to-late February.

        Cost of accessories sold.    Our cost of accessories sold decreased by 32.3% to RMB187.0 million (US$26.5 million) in the six months ended June 30, 2020 from RMB276.1 million in the six months ended June 30, 2019. The decrease was mainly driven by the increased use of lower-cost single-sheet digital waybills since the second half of 2019.

        Other costs.    Other costs increased to RMB1.3 billion (US$187.6 million) in the six months ended June 30, 2020 from RMB930.2 million in the six months ended June 30, 2019, primarily due to (i) an increase in costs associated with serving enterprise customers of RMB268.2 million (US$38.0 million) and (ii) an increase of RMB102.3 million (US$14.5 million) in information technology related cost.

Gross Profit

        Our gross profit decreased by 14.5% to RMB2.6 billion (US$366.3 million) in the six months ended June 30, 2020 from RMB3.0 billion in the six months ended June 30, 2019. Our gross profit margin decreased to 25.1% in the six months ended June 30, 2020 from 30.3% in the six months ended June 30, 2019 and was primarily attributable to combined effects of 29.8% parcel volume growth and unit cost productivity gain of 14.5% partially offsetting overall unit price per parcel decline of 20.5% due to competition and the COVID-19 outbreak. The parcel volume growth resulted from growth in China's e-commerce market and an increase in our market share, although this overall growth was partially offset by a temporary decline in the first two months of 2020 due to the COVID-19 outbreak. Our cost productivity improved during the period primarily because of the continued adoption of cost efficient and innovative measures in transportation and sorting, such as the use of high-capacity trucks and automated sorting equipment. On the other hand, unit price per parcel declined as a result of both competition and the COVID-19 outbreak, which had a stronger impact than the foregoing two factors, resulting in a decline in gross profit margin.

Operating Expenses

        Our total operating expenses decreased by 26.6% to RMB569.2 million (US$80.6 million) in the six months ended June 30, 2020 from RMB775.5 million in the six months ended June 30, 2019.

        Selling, general and administrative expenses.    Our selling, general and administrative expenses increased slightly by 1.1% to RMB872.5 million (US$123.5 million) in the six months ended June 30, 2020 from RMB863.1 million in the six months ended June 30, 2019. The slight increase was primarily due to (i) an increase of RMB9.7 million (US$1.4 million) in depreciation and amortization expenses in connection with the newly built office buildings, and (ii) an increase of RMB9.5 million (US$1.3 million) in office expenses, partially offset by a decrease in share-based compensation expenses as the restricted share units we granted in 2017 under the 2016 Share Incentive Plan was fully amortized in the first quarter of 2020.

        Other operating income, net.    We had a net other operating income of RMB303.3 million (US$42.9 million) in the six months ended June 30, 2020, compared to RMB87.6 million of net other operating income in the six months ended June 30, 2019. The increase is mainly comprised of (i) a VAT super deduction of RMB98.7 million, (ii) an increase in government subsidies of RMB67.8 million, and (iii) a tax rebate of RMB32.5 million.

Other Income and Expenses

        Interest income.    Interest income decreased to RMB240.5 million (US$34.0 million) in the six months ended June 30, 2020 from RMB290.9 million in the six months ended June 30, 2019, primarily due to the decreased amount of cash and interest-earning bank deposits.

        Interest expense.    Our interest expense increased to RMB9.4 million (US$1.3 million) in the six months ended June 30, 2020 from nil in the six months ended June 30, 2019, primarily due to the short-term bank borrowings in the first half of 2020.

        Foreign currency exchange gain/(loss).    Our foreign currency exchange changed from a loss of RMB3.7 million in the six months ended June 30, 2019 to a gain of RMB19.0 million (US$2.7 million) in the six months ended June 30, 2020 mainly due to the appreciation of the onshore U.S. dollar-denominated bank deposits against the Chinese Renminbi in the period.

Income Tax Expense

        Our income tax expense was RMB428.1 million (US$60.6 million) in the six months ended June 30, 2020, representing a decrease of 10.9% from RMB480.7 million in the six months ended June 30, 2019, mainly due to the decrease of profit before tax. Our effective tax rate in the six months ended June 30, 2020 was 18.9%, compared to 18.9% in the six months ended June 30, 2019.

Net Income

        As a result of the foregoing, our net income decreased to RMB1.8 billion (US$258.2 million) in the six months ended June 30, 2020 from RMB2.0 billion in the six months ended June 30, 2019.

Non-GAAP Financial Measures

        We use adjusted EBITDA and adjusted net income, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes.

        Adjusted EBITDA and adjusted net income should not be considered in isolation or construed as an alternative to net income or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures. Adjusted EBITDA and adjusted net income presented here do not have a standardized meaning prescribed by GAAP and may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

        Adjusted EBITDA represents net income (which excludes depreciation, amortization, interest expense and income tax expense) before (i) share-based compensation expense; (ii) impairment of investment in equity investee; (iii) unrealized gain from investment in equity investee; and (iv) gain/(loss) on disposal of equity investees and subsidiary, before income taxes.

        Adjusted net income represents net income before (i) share-based compensation expense; (ii) impairment of investment in equity investee; (iii) unrealized gain from investment in equity investee; and (iv) gain/(loss) on disposal of equity investees and subsidiary, net of income taxes.

        Share-based compensation expenses represent non-cash expenses associated with share options and restricted share units we granted under the share incentive plans. Impairment of investment in equity investee and unrealized gain from investment in equity investee represent non-recurring and non-cash items, and gain/(loss) on disposal of equity investees and subsidiary, before income taxes represents non-recurring items, which have little analytical or predictive value and are generally not meaningful in evaluating the performance of our businesses.

        We believe that, by excluding such non-cash items or/and non-recurring items, the non-GAAP financial measures help identify the trends underlying core operating results that could otherwise be distorted. As such, we believe that the non-GAAP financial measures facilitate investors' assessment of operating results, enhance the overall understanding of past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in their financial and operational decision-making.

        The table below sets forth a reconciliation of our net income to adjusted EBITDA for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Net income	3,158,900	4,387,912	5,671,267	2,046,741	1,824,544	258,247

Add:
Depreciation	522,853	809,005	1,210,040	554,832	801,006	113,375
Amortization	37,512	44,713	54,526	25,969	33,250	4,706
Interest expense	15,668	780	—	—	9,426	1,334
Income tax expense	646,361	929,133	1,078,295	480,661	428,074	60,590

EBITDA	4,381,294	6,171,543	8,014,128	3,108,203	3,096,300	438,252
Add:
Share-based compensation expense	40,725	249,478	316,666	295,065	264,154	37,388
Impairment of investment in equity investee	30,000	—	56,026	—	—	—
Less:
Unrealized gain from investment in equity investee	—	—	754,468	—	—	—
Gain/(loss) on disposal of equity investees and subsidiary, before income taxes	—	562,637	(2,860)	(529)	—	—

Adjusted EBITDA	4,452,019	5,858,384	7,635,212	3,403,797	3,360,454	475,640

        The table below sets forth a reconciliation of our net income to adjusted net income for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Net income	3,158,900	4,387,912	5,671,267	2,046,741	1,824,544	258,247

Add:
Share-based compensation expense	40,725	249,478	316,666	295,065	264,154	37,388
Impairment of investment in equity investee	30,000	—	56,026	—	—	—
Less:
Unrealized gain from investment in equity investee	—	—	754,468	—	—	—
Gain/(loss) on disposal of equity investees and subsidiary, net of income taxes	—	436,277	(2,860)	(529)	—	—

Adjusted net income	3,229,625	4,201,113	5,292,351	2,342,335	2,088,698	295,635

Cash Flows and Working Capital

        The following table sets forth the movements of our cash, cash equivalents and restricted cash for the periods presented:

	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	RMB	RMB	RMB	RMB	RMB	US$
	(in thousands)
Summary Consolidated Cash Flow Data:
Net cash provided by operating activities	3,630,684	4,404,051	6,304,186	2,626,074	1,430,061	202,415
Net cash provided by/(used in) investing activities	(8,294,547)	(12,872,633)	(3,664,213)	2,394,117	(1,812,554)	(256,552)
Net cash provided by/(used in) financing activities	(1,061,558)	7,042,122	(1,982,306)	(2,507,052)	362,952	51,372
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(424,000)	275,680	(3,207)	(23,430)	19,460	2,754
Net increase/(decrease) in cash, cash equivalents and restricted cash	(6,149,421)	(1,150,780)	654,460	2,489,709	(81)	(11)
Cash, cash equivalents and restricted cash at beginning of period	11,923,155	5,773,734	4,622,954	4,622,954	5,277,414	746,969
Cash, cash equivalents and restricted cash at end of period	5,773,734	4,622,954	5,277,414	7,112,663	5,277,333	746,958

        Our principal sources of liquidity have been proceeds from cash flows from operating activities and financing activities. As of December 31, 2017, 2018 and 2019 and June 30, 2020, our cash and cash equivalents, restricted cash and short-term investments were RMB11.0 billion, RMB18.2 billion, RMB16.4 billion and RMB13.7 billion (US$1.9 billion), respectively. Our cash and cash equivalents primarily consist of cash on hand and highly liquid investments, which are unrestricted as to withdrawal or use or have maturities of three months or less when purchased. Restricted cash represents (a) cash received from network partners that was immediately restricted for use until the final delivery of parcel to the recipients; and (b) secured deposits held in designated bank accounts for issuance of bank acceptance notes, letters of guarantee for short-term borrowing and international forwarding services. Short-term investments consist primarily of investments in fixed deposits with maturities between three months and one year and wealth management products which we have the intent and the ability to hold to maturity within one year. As of June 30, 2020, approximately 52.7% of our cash and cash equivalents, restricted cash and short-term investments were held by subsidiaries and affiliated entities incorporated in China, and approximately 41.3% of our cash and cash equivalents, restricted cash and short-term investments were denominated in Renminbi.

        We believe that our existing cash and cash equivalents and anticipated cash flow from operations are sufficient to fund our operating activities, capital expenditures and other obligations for at least the next 12 months. However, we may decide to enhance our liquidity position or increase our cash reserve for future expansions and acquisitions through additional financing activities. The issuance and sale of additional equity would result in further dilution to our existing shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that may restrict our operations and ability to make distributions. However, financing may not be available in amounts or on terms acceptable to us, if at all.

        Although we consolidate the results of our consolidated affiliated entities, we only have access to the assets or earnings of our consolidated affiliated entities through our contractual arrangements with our VIE. See "History and Corporate Structure." For restrictions and limitations on our liquidity and capital resources as a result of our corporate structure, see "—Holding Company Structure." In addition, we would need to accrue and pay withholding taxes currently at the rate of 10% if we were to distribute funds from our subsidiaries and consolidated affiliated entities in China to our offshore subsidiaries. We do not intend to repatriate such funds in the foreseeable future, as we plan to use existing cash balances in China for general corporate purposes and reinvestment to support our business growth.

        In utilizing the proceeds we receive from the Global Offering and other cash received from subsequent transactions that we hold offshore, we may make additional capital contributions to our PRC subsidiaries, establish new PRC operating entities, make loans to our PRC operating entities, or acquire offshore entities with business operations in China in offshore transactions. Most of these uses are subject to PRC regulations and approvals.

Operating Activities

        Net cash provided by operating activities in the six months ended June 30, 2020 was mainly attributable to the following factors: (i) our express delivery services and other revenue streams generated net cash inflow of RMB9.6 billion (US$1.4 billion), while the aggregate cash outflow for transportation cost, sorting hubs operation cost, cost of accessories sold and other costs amounted to RMB6.5 billion (US$924.3 million); (ii) cash flow in interest income of RMB223.1 million (US$32.0 million); (iii) cash in subsidy of RMB272.5 million (US$38.6 million); (iv) RMB1.6 billion (US$219.7 million) paid for labor related costs, including salaries, social insurances and other benefits; (v) income tax of RMB498.1 million (US$70.5 million); and (vi) RMB83.1 million (US$12.0 million) of other administrative costs.

Investing Activities

        Net cash used in investing activities in the six months ended June 30, 2020 was primarily due to (i) purchase of short-term investment products of RMB3.3 billion (US$469.9 million), while maturity of short-term investment products amounted to RMB6.1 billion (US$866.5 million); (ii) purchase of property and equipment of RMB2.6 billion (US$370.2 million), including the purchase of sorting hub facilities, office furnishing and furniture, trucks and sorting equipment; (iii) purchase of land use rights in an amount of RMB1.4 billion (US$194.2 million); (iv) purchase of long-term investment of RMB434.0 million (US$61.4 million); and (v) payment for equity method investments of RMB206.6 million (US$29.2 million).

Financing Activities

        Net cash provided by financing activities in the six months ended June 30, 2020 was RMB363.0 million (US$51.4 million), which was mainly attributable to the following factors: (i) proceeds of short-term borrowings in an amount of RMB1.7 billion (US$239.2 million) which the Company undertook to take advantage of the interest rate cut by People's Bank of China; and (ii) payment of dividends of RMB1.3 billion (US$188.4 million).

Capital Expenditures

        In connection with the expansion of our self-owned truck fleet and upgrade of our equipment and facilities, we paid an aggregate of approximately RMB2.8 billion, RMB4.0 billion, RMB5.2 billion and RMB4.0 billion (US$564.4 million) in 2017, 2018, 2019 and the six months ended June 30, 2020, respectively, for the purchases of property and equipment and purchases of land use rights. We intend to fund our future capital expenditures with our existing cash balance, proceeds from our Global Offering and other financing alternatives. We will continue to make capital expenditures to support the growth of our business.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from the Global Offering of approximately HK$9,674.52 million (US$1,248.34 million), assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised, or HK$11,134.14 million (US$1,436.68 million) if the option of the international underwriters to purchase additional Class A ordinary shares is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. On September 21, 2020, the closing price of our ADSs on the New York Stock Exchange was US$28.68 per ADS, or HK$222.27 per Class A ordinary share. Each ADS represents one Class A ordinary share.

        We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

  •
  approximately 50% (approximately HK$4,837.26 million (assuming that the international underwriters' option to purchase additional Class A ordinary shares is not exercised) for infrastructure and capacity development. We plan to use part of the net proceeds to acquire land use rights in strategic locations across China and to establish additional sorting hubs to handle increasing volume; and to build modern logistic parts to serve as one-stop multi-functional logistic facilities. We intend to acquire additional transportation vehicles to expand the capacity of our self-owned fleet and achieve higher transportation efficiency. We will continue to increase and upgrade the installed base of machineries and equipment in our sorting hubs, and apply advanced technologies to further improve the level of automation and digitalization.

  •
  approximately 25% (approximately HK$2,418.63 million, assuming that the international underwriters' option to purchase additional Class A ordinary shares is not exercised) for empowering our network partners and strengthening the network stability. We intend to invest resources in incentivizing our network partners to achieve better operational performance and therefore further strengthen overall network stability and competitiveness. We will also continue to provide financing support to our network partners to make necessary investments to ramp up their operational capabilities and secure last mile presence and gain access to businesses and consumers.

  •
  approximately 15% (approximately HK$1,451.18 million, assuming that the international underwriters' option to purchase additional Class A ordinary shares is not exercised) for investments in logistics ecosystem. We aim to assemble and integrate pertinent resources across the logistics value chain, and expand our service offering to include warehousing, freight-forwarding, less-than-truckload, and cold chain logistics, for examples. We will make additional investments to build and improve integrated logistics services capabilities and create synergies within our ecosystem.

  •
  approximately 10% (approximately HK$967.45 million, assuming that the international underwriters' option to purchase additional Class A ordinary shares is not exercised) for general corporate purposes. We will use the remaining proceeds for general corporate purposes and working capital needs.

        For the purposes of this "Use of Proceeds" section, all translations of Hong Kong dollars into U.S. dollars were made at HK$7.7499 to US$1.00, the exchange rate on September 18, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 45,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$9,674.5 million (US$1,248.3 million), based on the offer price of HK$218.00 or US$28.13, per Class A ordinary share (equivalent to US$28.13 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Sole Global Coordinator does not exercise, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

        This table should be read in conjunction with, and is qualified in its entirety by reference to, (i) our audited consolidated financial statements and the notes thereto in our 2019 Form 20-F and (ii) our audited consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2020, included in Exhibit 99.2 of our current report on Form 6-K furnished to the SEC on September 11, 2020, each of which is incorporated by reference into the accompanying prospectus.

	As of June 30, 2020
	Actual		As Adjusted
	RMB	US$(1)	RMB	US$(1)
	(in thousands, except for share and per share data)
Shareholders' equity:
Ordinary shares (US$0.0001 par value; 10,000,000,000 shares authorized 803,551,115 shares issued and 783,894,733 shares outstanding as of June 30, 2020)	517	73	547	78
Additional paid-in capital	20,852,513	2,951,482	29,300,372	4,199,819
Treasury shares, at cost	(1,350,529)	(191,155)	(1,350,529)	(191,155)
Retained earnings	18,549,594	2,625,525	18,549,594	2,625,525
Accumulated other comprehensive income	829,087	117,350	829,087	117,350
ZTO Express (Cayman) Inc. shareholders' equity	38,881,182	5,503,275	47,329,071	6,751,617
Non-controlling interests	113,497	16,064	113,497	16,064
Total equity	38,994,679	5,519,339	47,442,568	6,767,681
Total capitalization	38,994,679	5,519,339	47,442,568	6,767,681

(1)
Translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars relating to estimated net proceeds and the offer price were made at HK$7.7499 to US$1.00 and RMB6.7675 to US$1.00, the respective exchange rate on September 18, 2020. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Capitalization" section were made at RMB7.0651 to US$1.00, the exchange rate on June 30, 2020, as set forth in the H.10 statistical release of the Federal Reserve Board.

 DILUTION

        If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible book value per Class A ordinary share after the Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of June 30, 2020 was approximately RMB34,708.2 million (US$4,912.6 million), or RMB44.28 (US$6.27) per Class A ordinary share as of that date, and RMB44.28 (US$6.27) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill, and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the offer price of HK$218.00, or US$28.13, per Class A ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share, and assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares.

        Without taking into account any other changes in net tangible book value after June 30, 2020, other than to give effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at the offer price of HK$218.00, or US$28.13, per Class A ordinary share, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares, our as adjusted net tangible book value as of June 30, 2020 would have been US$6,161.0 million, or US$7.43 per outstanding Class A ordinary share and US$7.43 per ADS. This represents an immediate increase in net tangible book value of US$1.16 per Class A ordinary share and US$1.16 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$20.70 per Class A ordinary share and US$20.70 per ADS to investors purchasing Class A ordinary shares in the Global Offering.

        The following table illustrates such dilution:

	Per Class A Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value as of June 30, 2020	$6.27	$6.27
As adjusted net tangible book value after giving effect to the Global Offering	$7.43	$7.43
Public offering price	$28.13	$28.13
Dilution in net tangible book value to new investors in the Global Offering	$20.70	$20.70

        The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per Class A ordinary share.

        If the Sole Global Coordinator were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 6,750,000 Class A ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 93.81%, and the percentage of our ordinary shares held by new investors would be 6.19%.

        The discussion and tables above do not reflect (i) any outstanding share options or granted but not yet vested restricted share units, (ii) any issuance of our ordinary shares and/or ADSs from June 30, 2020 to the date of this prospectus supplement, and (iii) any ordinary shares and/or ADSs repurchased by us under the share repurchase program from June 30, 2020 to the date of this prospectus supplement. As of June 30, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included (i) restricted share units to receive an aggregate of 3,289,628 ordinary shares, excluding restricted share units that were forfeited, cancelled, or vested after the relevant grant date, and (ii) certain rights associated with 7,952,687 Class A ordinary shares granted through ZTO ES, an onshore employee shareholding platform to allow our employees in China to receive share incentives.

        Translations of Hong Kong dollars into U.S. dollars and RMB into U.S. dollars relating to estimated net proceeds and the offer price were made at HK$7.7499 to US$1.00 and RMB6.7675 to US$1.00, the respective exchange rate on September 18, 2020 as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Dilution" section were made at RMB7.0651 to US$1.00, the exchange rate on June 30, 2020, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of June 30, 2020 by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to own beneficially more than 5% of our total outstanding shares.

        The calculations in the table below are based on 577,794,733 Class A ordinary shares and 206,100,000 Class B ordinary shares outstanding as of June 30, 2020, excluding (i) Class A ordinary shares reserved for issuance under our 2016 Share Incentive Plan, (ii) 7,447,313 Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, and (iii) the company's repurchase of 12,209,069 Class A ordinary shares in the form of ADSs.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.

	Ordinary Shares Beneficially Owned
	Class A ordinary shares	Class B ordinary shares	Total ordinary shares	% of total ordinary shares	% of aggregate voting power
Directors and Executive Officers:**
Meisong Lai(1)	7,608,313	206,100,000	213,708,313	27.3	78.4
Jianfa Lai(2)	66,587,959	—	66,587,959	8.5	2.5
Jilei Wang(3)	50,305,429	—	50,305,429	6.4	1.9
Lin Wan	—	—	—	—	—
Xing Liu	*	—	*	*	*
Frank Zhen Wei	*	—	*	*	*
Qin Charles Huang	*	—	*	*	*
Herman Yu	*	—	*	*	*
Tsun-Ming (Daniel) Kao	*	—	*	*	*
Hongqun Hu	*	—	*	*	*
Jianchang Lai	*	—	*	*	*
Jingxi Zhu	*	—	*	*	*
Jianfeng Zhang	*	—	*	*	*
Huiping Yan	*	—	*	*	*
All Directors and Executive Officers as a Group	128,875,046	206,100,000	334,975,046	42.7	83.0
Principal Shareholders:
Zto Lms Holding Limited(4)	3,116,420	206,100,000	209,216,420	26.7	78.2
Alibaba Group Holding Limited(5)	68,287,037	—	68,287,037	8.7	2.6
Zto Ljf Holding Limited(6)	66,554,361	—	66,554,361	8.5	2.5
Zto Wjl Holding Limited(7)	50,185,429	—	50,185,429	6.4	1.9

†
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class A ordinary shares is entitled to one vote per share and each holder of our Class B ordinary shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

*
Less than 1% of our total outstanding ordinary shares.

**
Except for Messrs. Xing Liu, Frank Zhen Wei, Qin Charles Huang, Tsun-Ming (Daniel) Kao, Herman Yu and Lin Wan, the business address of our directors and executive officers is c/o No.1685 Huazhi Road, Qingpu District, Shanghai, 201708, People's Republic of China. The business address of Mr. Xing Liu is Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong. The business address of Mr. Frank Zhen Wei is Suite 6703, Two IFC, 8 Finance Street, Hong Kong. The business address of Mr. Qin Charles Huang is Suite 1804, Tower 1, Admiralty Centre, Hong Kong. The business address of Mr. Tsun-Ming (Daniel) Kao is 20 Huahai Street, Liwan District, Guangzhou 510370, China. The business address of Mr. Herman Yu is Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, China. The business address of Mr. Lin Wan is c/o 588 West Wenyi Road, Xihu District, Hangzhou 310000, China.

(1)
Represents (i) 206,100,000 Class B ordinary shares directly held by Zto Lms Holding Limited, (ii) 3,116,420 ADSs of the Company (representing the same number of Class A ordinary shares) held by Zto Lms Holding Limited, 1,439,666 of which were vested from restricted share units held by Mr. Meisong Lai, and (iii) 4,491,893 Class A ordinary shares held by ZTO ES for purpose of our employee shareholding platform. Zto Lms Holding Limited is a British Virgin Islands company ultimately owned by The LMS Family Trust, with Mr. Meisong Lai as the settlor and Mr. Meisong Lai and his family members as beneficiaries, as described in footnote (4) below. We granted rights to receive dividends on, and to receive sale proceeds of, those 4,491,893 Class A shares held by ZTO ES to certain of our employees. ZTO ES remains the record holder of those shares and retains the voting rights with respect to those shares. Mr. Meisong Lai is the sole director of Zto Lms Holding Limited. Mr. Meisong Lai is the sole director of ZTO ES.

(2)
Represents (i) 60,000,000 Class A ordinary shares held by Zto Ljf Holding Limited, (ii) 6,000,000 restricted ADSs held by JPMorgan Chase Bank, N.A., as depositary bank, underlying 6,000,000 Class A ordinary shares held by Zto Ljf Holding Limited pledged to Citibank, N.A., Singapore, as lender under a loan agreement dated December 6, 2019, to secure Zto Ljf Holding Limited's obligations under the loan agreement and (iii) 554,361 Class A ordinary shares, in the form of ADSs, held by Zto Ljf Holding Limited and vested from restricted share units held by Mr. Jianfa Lai and (iv) 33,598 Class A ordinary shares held by ZTO ES. Zto Ljf Holding Limited is a British Virgin Islands company ultimately owned by The LJF Family Trust, with Mr. Jianfa Lai as the settlor and Mr. Jianfa Lai and his family members as beneficiaries, as described in footnote (6) below. Mr. Jianfa Lai is the sole director of Zto Ljf Holding Limited. Mr. Jianfa Lai has the power to direct the sale of those 33,598 Class A ordinary shares held by ZTO ES.

(3)
Represents (i) 44,800,000 Class A ordinary shares held by Zto Wjl Holding Limited, (ii) 5,200,000 restricted ADSs held by JPMorgan Chase Bank, N.A., as depositary bank, underlying 5,200,000 Class A ordinary shares held by Zto Wjl Holding Limited pledged to Morgan Stanley Bank Asia Limited, as lender under a loan agreement dated December 19, 2019, to secure Zto Wjl Holding Limited's obligations under the loan agreement, (iii) 185,429 Class A ordinary shares, in the form of ADSs, held by Zto Wjl Holding Limited and vested from restricted share units held by Mr. Jilei Wang and (iii) 120,000 Class A ordinary shares held by ZTO ES. Zto Wjl Holding Limited is a British Virgin Islands company ultimately owned by The WJL Family Trust, with Mr. Jilei Wang as the settlor and Mr. Jilei Wang and his family members as beneficiaries, as described in footnote (7) below. Mr. Jilei Wang is the sole director of Zto Wjl Holding Limited. Mr. Wang has the power to direct the sale of those 120,000 Class A ordinary shares held by ZTO ES.

(4)
Represents (i) 206,100,000 Class B ordinary shares directly held by Zto Lms Holding Limited, and (ii) 3,116,420 ADSs of the Company (representing the same number of Class A ordinary shares) held by Zto Lms Holding Limited, 1,439,666 of which were vested from restricted share units held by Mr. Meisong Lai. Zto Lms Holding Limited is a British Virgin islands company wholly owned by LMS Holding Limited, which in turn is beneficially owned by The LMS Family Trust, a trust established under the laws of Singapore and managed by Standard Chartered Trust (Singapore) Limited as trustee. Mr. Meisong Lai is the settlor of The LMS Family Trust and the beneficiaries of the trust are Mr. Meisong Lai and his family members. Mr. Meisong Lai is the sole director of Zto Lms Holding Limited. The registered address of Zto Lms Holding Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)
Represents 68,287,037 Class A ordinary shares beneficially owned by Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands ("Alibaba"), which consist of (i) 57,870,370 Class A ordinary shares directly held by Alibaba ZT Investment Limited ("Ali ZT"), a company incorporated under the laws of Hong Kong, (ii) 5,787,037 Class A ordinary shares directly held by Cainiao Smart Logistics Investment Limited ("Cainiao Smart"), a company organized under the laws of the British Virgin Islands, and (iii) 4,629,630 Class A ordinary shares directly held by New Retail Strategic Opportunities Investments 2 Limited ("NRF"), a company organized under the laws of the Cayman Islands, as reported in a Schedule 13D jointly filed by Alibaba, Ali ZT, Cainiao Smart and NRF on June 21, 2018. Alibaba is a holding company which, through its subsidiaries and variable interest entities, operates leading online and mobile marketplaces in retail and wholesale trade, as well as provides cloud computing and other services. Ali ZT is an indirect wholly-owned special purpose subsidiary of Alibaba. Cainiao Smart is a majority owned indirect subsidiary of Alibaba. New Retail Strategic Opportunities Fund, L.P., a Cayman Islands exempted limited partnership ("NRSF"), owns 100% of NRF. New Retail Strategic Opportunities Fund GP, L.P., a Cayman Islands exempted limited partnership ("NRSF GP"), is the general partner of NRSF. New Retail Strategic Opportunities GP Limited, a company organized under the laws of the Cayman Islands and an indirect wholly owned subsidiary of Alibaba, is the general partner of NRSF GP. Alibaba is deemed to be the beneficial owner of the 68,287,037 Class A ordinary shares held by Ali ZT, Cainiao Smart and NRF. The business address of Alibaba, Ali ZT and NRF is 26/F, Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. The business address of Cainiao Smart is c/o Zhejiang Cainiao Supply Chain Management Limited, 588 West Wenyi Road, Xihu District, Hangzhou 310000, China. Ali ZT (through its affiliate Taobao China Holding Limited) and Cainiao Smart (through its affiliate Cainiao Smart Logistics Network (Hong Kong) Limited) have exercised their preemptive rights pursuant to that certain investor rights agreement dated June 12, 2018. Accordingly, Taobao China Holding Limited subscribed for, and was allocated, 3,322,050 Class A ordinary shares, and Cainiao Smart Logistics Network (Hong Kong) Limited subscribed for, and was allocated, 332,200 Class A ordinary shares, in connection with the Global Offering. The table above has not taken into account such 3,654,250 Class A ordinary shares newly subscribed and allocated in connection with the Global Offering.

(6)
Represents (i) 60,000,000 Class A ordinary shares held by Zto Ljf Holding Limited, (ii) 6,000,000 restricted ADSs held by JPMorgan Chase Bank, N.A., as depositary bank, underlying 6,000,000 Class A ordinary shares held by Zto Ljf Holding Limited pledged to Citibank, N.A., Singapore, as lender under a loan agreement dated December 6, 2019, to secure Zto Ljf Holding Limited's obligations under the loan agreement and (iii) 554,361 Class A ordinary shares, in the form of ADSs, held by Zto Ljf Holding Limited and vested from restricted share units held by Mr. Jianfa Lai. Zto Ljf Holding Limited is a British Virgin Islands company wholly owned by LJFA Holding Limited, which in turn is beneficially owned by The LJF Family Trust, a trust established under the laws of Singapore and managed by Standard Chartered Trust (Singapore) Limited as trustee. Mr. Jianfa Lai is the settlor of the LJF Family Trust and the beneficiaries of the trust are Mr. Jianfa Lai and his family members. Mr. Jianfa Lai is the sole director of Zto Ljf Holding Limited. The registered address of Zto Ljf Holding Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(7)
Represents (i) 44,800,000 Class A ordinary shares held by Zto Wjl Holding Limited, (ii) 5,200,000 restricted ADSs held by JPMorgan Chase Bank, N.A., as depositary bank, underlying 5,200,000 Class A ordinary shares held by Zto Wjl Holding Limited pledged to Morgan Stanley Bank Asia Limited, as lender under a loan agreement dated December 19, 2019, to secure Zto Wjl Holding Limited's obligations under the loan agreement, and (iii) 185,429 Class A ordinary shares, in the form of ADSs, held by Zto Wjl Holding Limited and vested from restricted share units held by Mr. Jilei Wang. Zto Wjl Holding Limited is a British Virgin Islands company wholly owned by WJL Holding Limited, which in turn is beneficially owned by The WJL Family Trust, a trust established under the laws of Singapore and managed by Standard Chartered Trust (Singapore) Limited as trustee. Mr. Jilei Wang is the settlor of The WJL Family Trust and the beneficiaries of the trust are Mr. Jilei Wang and his family members. Mr. Jilei Wang is the sole director of Zto Wjl Holding Limited. The registered address of Zto Wjl Holding Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

        To our knowledge, as of June 30, 2020, 391,171,050 (approximately 49.9%) of our ordinary shares in the form of ADSs (including the 12,209,069 Class A ordinary shares in the form of ADSs repurchased by us) were held by one record holder in the United States, which was JPMorgan Chase Bank, N.A., the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

        Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

        Our board of directors has complete discretion on whether to distribute dividends, subject to certain restrictions under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either a profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

        On March 13, 2020, the board of directors approved a special dividend of US$0.3 per ADS for 2019, to be paid to shareholders of record as of the close of business on April 8, 2020. We have paid US$188.1 million during the six months ended June 30, 2020. Other than the aforementioned dividend, we do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We intend to retain most of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

        If we pay any dividends, on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

 SHARES ELIGIBLE FOR FUTURE SALE

        Upon the closing of the Global Offering, we will have 828,894,733 Class A ordinary shares (or 835,644,733 Class A ordinary shares if the Sole Global Coordinator exercises in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares), excluding (i) Class A ordinary shares reserved for issuance under our 2016 Share Incentive Plan, (ii) 7,447,313 Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, and (iii) the company's repurchase of 12,209,069 Class A ordinary shares in the form of ADSs.

        All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.

Lock-Up Agreements

        In connection with the Global Offering, we, certain directors and executive officers of our company and other related parties, Ali ZT and Cainiao Smart have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, pledge, or otherwise transfer or dispose of, except in this offering, any of our ordinary shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares, ADSs or other securities of our company, without the prior written consent of the Sole Global Coordinator. The foregoing lock-up restrictions are subject to certain exceptions for certain parties. See "Underwriting—Lock-Up Agreements."

Rule 144

        "Restricted securities" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

        In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

  •
  1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 6,227,947 Class A ordinary shares, assuming no exercise by the Sole Global Coordinator, on behalf the international underwriters, of their option to purchase additional Class A ordinary shares; and

  •
  the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

 CONVERSION BETWEEN CLASS A ORDINARY SHARES TRADING IN HONG KONG AND ADSs

Register of Members and Stamp Duty

        Our principal register of members will be maintained by our Principal Share Registrar in the Cayman Islands, and our Hong Kong branch register of members will be maintained by the Hong Kong Share Registrar in Hong Kong.

        Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong Share Register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

Dealings and Settlement of Class A Ordinary Shares in Hong Kong

        Our Class A ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 50 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

        The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:

  •
  Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

  •
  transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

  •
  ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

  •
  stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

  •
  brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

  •
  the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

        Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated CCASS participant's stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.

Conversion between Class A Ordinary Shares Trading in Hong Kong and ADSs

        In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited.

        All Class A ordinary shares offered in the Hong Kong IPO will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

Our ADSs

        Our ADSs are traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars.

        ADSs may be held either:

  •
  directly, by having a certificated ADS, or an ADR, registered in the holder's name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

  •
  indirectly, through the holder's broker or other financial institution.

        The depositary for our ADSs is JPMorgan Chase Bank, N.A., whose office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

Converting Class A Ordinary Shares Trading in Hong Kong into ADSs

        An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the Class A ordinary shares with the depositary's Hong Kong custodian, JPMorgan Chase Bank, N.A., Hong Kong Branch, or the custodian, in exchange for ADSs.

        A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  •
  If Class A ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

  •
  If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary's account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, deliver such conversion form to the custodian.

  •
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

        For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Class A Ordinary Shares Trading in Hong Kong

        An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.

        An investor that holds ADSs indirectly through a broker should follow the broker's procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary's account with the custodian within the CCASS system to the investor's Hong Kong stock account.

        For investors holding ADSs directly, the following steps must be taken:

  •
  To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

  •
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

  •
  If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

        For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

        Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong Share Register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

        Before the depositary issues ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman Share Register are closed or at any time if the depositary or we determine it advisable to do so or it would violate any applicable law or the depositary's policies or procedures.

        All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of ordinary shares from, our ADS program.

UNDERWRITING

The Global Offering

        The offering of 45,000,000 of our Class A ordinary shares is referred to herein as the "Global Offering." The Global Offering is comprised of:

  •
  the offering of 2,250,000 Class A ordinary shares in Hong Kong (the "Hong Kong offer shares") as described in "—The Hong Kong Public Offering" below, which we refer to as the "Hong Kong public offering"; and

  •
  the offering of 42,750,000 Class A ordinary shares (subject to the option of the international underwriters to purchase or procure purchasers to purchase additional Class A ordinary shares mentioned below) (the "international offer shares" and, together with the Hong Kong offer shares, the "offer shares") as described in "—The International Offering" below, which we refer to as the "international offering."

        The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

        Goldman Sachs (Asia) L.L.C. is acting as the sole global coordinator (the "Sole Global Coordinator") for the Global Offering.

        We and the Hong Kong underwriters have entered into an underwriting agreement on September 16, 2020 (the "Hong Kong Underwriting Agreement") relating to the Hong Kong public offering. Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement, the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.

Hong Kong Underwriters	Number of Class A ordinary shares
Goldman Sachs (Asia) L.L.C.	1,507,500
UBS AG Hong Kong Branch	337,500
China International Capital Corporation Hong Kong Securities Limited	202,500
Citigroup Global Markets Asia Limited	202,500
BOCI Asia Limited	0
China Renaissance Securities (Hong Kong) Limited	0
CLSA Limited	0
CMB International Capital Limited	0
Mizuho Securities Asia Limited	0

Total:	2,250,000

        We and the international underwriters have entered into an international underwriting agreement, dated the date hereof (the "International Underwriting Agreement"), relating to the international offering. Under the terms and subject to the conditions in the International Underwriting Agreement, the international underwriters have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them, severally, the number of Class A ordinary shares indicated below.

International Underwriters	Number of Class A ordinary shares
Goldman Sachs (Asia) L.L.C.	28,642,500
UBS AG Hong Kong Branch / UBS Securities LLC	6,412,500
China International Capital Corporation Hong Kong Securities Limited	3,847,500
Citigroup Global Markets Limited	3,847,500
BOCI Asia Limited	0
China Renaissance Securities (Hong Kong) Limited	0
CLSA Limited	0
CMB International Capital Limited	0
Mizuho Securities Asia Limited	0

Total:	42,750,000

        The Hong Kong underwriters and the international underwriters are collectively referred to herein as the "underwriters."

        The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Our existing shareholders affiliated with Alibaba Group Holding Limited, Alibaba ZT Investment Limited and Cainiao Smart Logistics Investment Limited, through their respective affiliates, have exercised their preemptive rights pursuant to that certain investor rights agreement dated June 12, 2018, and accordingly have subscribed for, and were allocated, an aggregate of 3,654,250 Class A ordinary shares in the Global Offering, representing approximately 8.1% of the Class A ordinary shares offered in connection with the Global Offering and approximately 0.4% of the ordinary shares outstanding immediately after the Global Offering, without taking into account (i) the Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, (ii) our repurchase of Class A ordinary shares in the form of ADS and (iii) any allotment and issuance of Class A ordinary shares upon exercise of the option of the international underwriters to purchase additional Class A ordinary shares in the Global Offering.

        Our ADSs are listed on the NYSE under the symbol "ZTO." Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our ordinary shares under the stock code "2057." The Class A ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 50 shares each.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Sole Global Coordinator may agree to allocate a number of our Class A ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Sole Global Coordinator to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Class A Ordinary Shares Offered

        We are offering 2,250,000 Class A ordinary shares for subscription by the public in Hong Kong, representing 5.0% of the total number of Class A ordinary shares available under the Global Offering. The number of Class A ordinary shares offered under the Hong Kong public offering will represent approximately 0.27% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plans, including pursuant to the exercise of options or other awards that have been or may be granted from time to time, and the Class A ordinary shares to be issued after conversion of Class B ordinary shares).

        The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Completion of the Hong Kong public offering is subject to the conditions set out in "—Conditions of the Global Offering" below.

Allocation

        Allocation of Class A ordinary shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

        For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the Securities and Futures Commission of Hong Kong (the "SFC") transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

        Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 1,125,000 Hong Kong offer shares are liable to be rejected.

Applications

        Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/

she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any Class A ordinary shares under the international offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

        Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offering price for the Hong Kong public offering of HK$268 per offer share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each offer share, amounting to a total of HK$13,535.03 for one board lot of 50 Class A ordinary shares. As the Hong Kong public offering price was less than the maximum public offering price for the Hong Kong public offering of HK$268 per Class A ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

The International Offering

Number of Class A Ordinary Shares Offered

        The international offering will consist of 42,750,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares), representing 95.0% of the total number of Class A ordinary shares available under the Global Offering. The number of Class A ordinary shares offered under the international offering will represent approximately 5.16% of the total number of ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to our share incentive plans, including pursuant to the exercise of options or other awards that have been or may be granted from time to time, and the Class A ordinary shares to be issued after conversion of Class B ordinary shares).

Allocation

        The international offering includes the U.S. offering of Class A ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of offer shares pursuant to the international offering will be effected in accordance with a "book-building" process based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

        The Sole Global Coordinator (for itself and on behalf of the international underwriters) may require any investor who has been offered offer shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Sole Global Coordinator so as to allow it to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of offer shares under the Hong Kong public offering.

Sales in the United States

        Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. UBS AG Hong Kong Branch will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Citigroup Global Markets Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Citigroup Global Markets Inc. China Renaissance Securities (Hong Kong) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, China Renaissance Securities (US) Inc. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.

Compensation and Expenses

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 6,750,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent approximately 0.8% of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong offering of HK$218.00.

Paid by Us	No Exercise		Full Exercise
Per Class A ordinary share	HK$	1.744	HK$	1.744
Total	HK$	78,480,000	HK$	90,252,000

        In addition, we have agreed to reimburse the underwriters for the fees and expenses of their counsel in connection with the Global Offering and for certain offering expenses in an aggregate amount of up to approximately HK$15.50 million (or US$2.00 million).

        The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are approximately HK$57.00 million (US$7.35 million).

International Underwriters' Option to Purchase Additional Class A Ordinary Shares

        In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Sole Global Coordinator on behalf of the international underwriters at any time until 30 days after date of this prospectus supplement, to purchase or to procure purchasers to purchase up to an aggregate of 6,750,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares available under the Global Offering, at the international public offering price to, among other things, cover over-allocations in the international offering, if any.

        If the international underwriters' option to purchase or to procure purchasers to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 0.8% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering.

Lock-Up Agreements

        We have undertaken to the underwriters that except for (i) the issue, offer and sale of the offer shares pursuant to the Global Offering (including pursuant to the international underwriters' option to purchase additional Class A ordinary shares), (ii) the grant or issue of securities pursuant to the terms of our share incentive plans, (iii) any capitalization issue, capital reduction or consolidation or sub-division of our ordinary shares, and (iv) any repurchase of securities pursuant to any of the Company's existing share repurchase programs, for the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, and unless in compliance with the requirements of the Hong Kong Listing Rules, we will not (a) offer, allot, issue, sell, pledge, or otherwise transfer or dispose of, either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any ordinary shares or ADSs or other securities of the Company, or deposit any ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, any ordinary shares or ADSs or other securities of the Company, (c) enter into any transaction with the same economic effect as any transaction specified in (a) or (b) above, or (d) offer to or contract to or agree to or announce any intention to effect any transaction specified in (a), (b) or (c) above.

Undertakings by our Directors and Executive Officers and Certain Other Related Parties

        Except for one director and executive officer who does not hold any of our ordinary shares or ADSs and except as otherwise disclosed in "—Undertakings by Xing Liu" below, each of our directors and executive officers, Zto Lms Holding Limited, LMS Holding Limited, The LMS Family Trust, Zto Ljf Holding Limited, LJFA Holding Limited, The LJF Family Trust, Zto Wjl Holding Limited, WJL Holding Limited and The WJL Family Trust (each, a "Lock-up Party"), has agreed that, subject to limited exceptions, without the prior written consent of the Sole Global Coordinator on behalf of the underwriters, it will not, and will not cause any of its direct or indirect affiliates to, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date or such earlier date that the Sole Global Coordinator consents to in writing (the "Restricted Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by it or any securities so owned convertible into or exercisable or exchangeable for our ordinary shares or ADSs (collectively, "Lock-Up Securities") or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing.

        The foregoing restrictions do not apply to:

  (a)
  transactions relating to our ordinary shares or ADSs or other securities acquired in the Global Offering or otherwise in open market transactions after the completion of the Global Offering, provided that no filing under the Exchange Act is required or shall be voluntarily made in connection with subsequent sales of our ordinary shares or ADSs or other securities acquired in such transactions;

  (b)
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares or ADSs during the Restricted Period, provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Lock-up Party or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our ordinary shares or ADSs may be made under such plan during the Restricted Period;

  (c)
  the enforcement of any security interest created prior to the completion of the Global Offering over assets of the Lock-up Party generally, which may include the Lock-Up Securities;

  (d)
  (A) the creation of any charge, lien, mortgage, pledge or other security interest over or in respect of, or (B) the delivery or posting as collateral of (in each case (A) and (B), a "Pledge")), any or all of the Lock-Up Securities to secure the obligations of the Lock-up Party or its affiliates arising under, or in connection with, any bona fide financing agreement or arrangement entered into by such Lock-up Party or its affiliates, provided that such Lock-up Party shall procure that the recipient of any Lock-Up Securities during the Restricted Period upon a foreclosure on any Pledged Lock-Up Securities shall agree to be bound by the terms of the lock-up letter; or

  (e)
  with respect to one director and executive officer, (A) the award of Lock-Up Securities to recipients in accordance with, and pursuant to, the terms and conditions governing our employee shareholding platform, Zto Es Holding Limited ("Share Scheme"), provided however, that the director and executive officer shall procure that any director or officer (including their respective affiliates, if any) receiving Lock-Up Securities under the Share Scheme during the Restricted Period shall agree to be bound by the terms of the lock-up letter and (B) the sale of Lock-up Securities by Zto Es Holding Limited corresponding to the interests of any recipient who is not a director, officer or affiliates thereof pursuant to the terms and conditions of the Share Scheme.

Notwithstanding the foregoing, each Lock-up Party may transfer Lock-Up Securities:

  (a)
  as a bona fide gift or gifts, or through will or intestacy;

  (b)
  if the Lock-up Party is a partnership, limited liability company or corporation, to limited partners or shareholders or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) of such Lock-up Party, provided that any such transfer shall not involve a disposition for value;

  (c)
  to immediate family members of the Lock-up Party, or to any trust for the direct or indirect benefit of the Lock-up Party or its immediate family, or to any entity beneficially owned and controlled by the Lock-up Party or its immediate family member, provided that any such transfer shall not involve a disposition for value, or

  (d)
  with the prior written consent of the Sole Global Coordinator,

provided that in the case of any transfer or distribution pursuant to the foregoing clause (a), (b) or (c), (i) each donee, distributee or transferee, as the case may be, shall agree to be bound by the terms of the lock-up letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Lock-up Securities, shall be required or shall be voluntarily made during the Lock-up Period. or

Undertakings by Ali ZT and Cainiao Smart

        Each of Ali ZT and Cainiao Smart has agreed that, subject to limited exceptions, without the prior written consent of the Sole Global Coordinator on behalf of the underwriters, it will not during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Securities or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing.

        The foregoing restrictions do not apply to:

  (a)
  transactions relating to Lock-Up Securities acquired after the completion of the Global Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made by such lock-up party in connection with subsequent sales of Lock-Up Securities so acquired;

  (b)
  any arrangements or transactions that are entered into, undertaken or consummated pursuant to a requirement of a governmental authority, regulatory body to which such lock-up party is subject, a court of law, an arbitral tribunal or a requirement of any applicable law, rules and regulations;

  (c)
  the enforcement of any security interest created prior to the completion of the Global Offering over assets of such lock-up party generally, which may include Lock-Up Securities;

  (d)
  transfers of Lock-Up Securities as a bona fide gift or gifts;

  (e)
  transfers of Lock-Up Securities if such lock-up party is a partnership, limited liability company or corporation, to limited partners or shareholders or "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) of such lock-up party, provided that any such transfer shall not involve a disposition for value;

  (f)
  transfers of Lock-up Securities to any trust for the direct or indirect benefit of such lock-up party or their immediate family provided that any such transfer shall not involve a disposition for value;

  (g)
  establishment or amendment of a trading plan pursuant to Rule 10b5 1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of such securities may be made under such plan during the Restricted Period; or

  (h)
  transfers of Lock-Up Securities if such lock-up party is a company to any individual or entity that is an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of such lock-up party, provided that in any such case, it shall be a condition to the transfer that the transferee shall agree to be bound by the terms of the lock-up letter, provided that in the case of any transfer or distribution pursuant to the foregoing clause (d), (e) or (f), (i) each donee, distributee or transferee, as the case may be, shall agree to be bound by the terms of the lock-up letter and (ii) no filing under the Exchange Act which reports a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made during the Restricted Period.

Undertakings by Xing Liu

        Xing Liu, our director, has agreed that, subject to limited exceptions, without the prior written consent of the Sole Global Coordinator on behalf of the underwriters, he will not during the Restricted Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Securities or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing.

        The foregoing restrictions do not apply to:

  (a)
  transactions relating to our ordinary shares or ADSs or other securities acquired in the Global Offering or after the completion of the Global Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of our ordinary shares or ADSs or other securities acquired in such transactions;

  (b)
  any conversion of Lock-Up Securities into, or exchange or exercise of Lock-Up Securities for, ordinary shares or ADSs, provided that the ordinary shares or ADSs received upon such conversion, exchange or exercise shall be subject to the terms of the lock-up restrictions in the lock-up letter;

  (c)
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares or ADSs during the Restricted Period, provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of Xing Liu or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares or ADSs may be made under such plan during the Restricted Period (but for the avoidance of doubt, the restrictions shall not apply to any sale or other transfer of the shares or ADSs pursuant to a plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect as of the price determination date);

  (d)
  the enforcement of any security interest created prior to the completion of the Global Offering over assets of Xing Liu generally, which may include the Lock-Up Securities;

  (e)
  the maintenance of existing pledges of the Lock-Up Securities to one or more lenders for the purpose of securing personal loans to Xing Liu or a Permitted Transferee (as defined below) under facilities outstanding prior to the completion of the Global Offering; or

  (f)
  any transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ordinary shares or ADSs in connection with a change of control of the Company, provided that in the event the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the restrictions set forth in the lock-up letter.

Notwithstanding the foregoing, Xing Liu may transfer the Lock-Up Securities:

  (a)
  as a bona fide gift or gifts, or through will or intestacy;

  (b)
  to his immediate family members, or to any trust (including, for the avoidance of doubt, an entity owned and controlled by such trust) for his direct or indirect benefit or that of his immediate family, or to any entity beneficially owned and controlled by Xing Liu or his immediate family member, including any transfer of options, restricted shares or underlying ordinary shares to a charitable trust or similar entity they have established or will establish, provided that any such transfer shall not involve a disposition for value (the transferees in (a) and (b)), collectively, the "Permitted Transferees");

  (c)
  by operation of law or by order of a court of competent jurisdiction, including pursuant to a qualified domestic order or in connection with a divorce settlement; or (d) with the prior written consent of the Sole Global Coordinator, provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee, distributee or transferee, as the case may be, shall agree to be bound by the terms of the lock-up letter and

(ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Lock-up Securities, shall be required or shall be voluntarily made during the Restricted Period.

Conditions of the Global Offering

        Acceptance of all applications for offer shares is conditional on, among other things:

  •
  the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, our Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including Class A ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares) and Class A ordinary shares to be issued pursuant to our share incentive plans and outstanding warrants and such approval not subsequently having been withdrawn or revoked prior to the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange;

  •
  the pricing of the offer shares having been agreed between the Sole Global Coordinator (for itself and on behalf of the underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

  •
  the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of this prospectus supplement.

        The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

        Share certificates for the offer shares will only become valid at 8:00 a.m. in Hong Kong on September 29, 2020, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

        Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on September 29, 2020, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. in Hong Kong on September 29, 2020. The Class A ordinary shares will be traded in board lots of 50 Class A ordinary shares each and the stock code of the Class A ordinary shares on the Hong Kong Stock Exchange will be "2057."

Indemnification

        We have agreed to indemnify the several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offering price.

        In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date in the Hong Kong market. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (i) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (ii) may be discontinued at any time and (iii) is required to be brought to an end within 30 days after the date of the prospectus supplement.

        Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance includes (i) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (ii) selling or agreeing to sell Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (iii) purchasing, or agreeing to purchase, Class A ordinary shares pursuant to the exercise of the option of the international underwriters to purchase additional Class A ordinary shares in order to close out any position established under clauses (i) or (ii) above, (iv) purchasing, or agreeing to purchase, any Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (v) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (vi) offering or attempting to do anything as described in clauses (ii), (iii), (iv) or (v) above.

        Specifically, prospective applicants for and investors in the offer shares should note that:

  •
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in Class A ordinary shares;

  •
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  •
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

  •
  no stabilizing action can be taken to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange, and is expected to expire on October 22, 2020, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further stabilization action may be made, or before this date in the event stabilization activities are not undertaken or otherwise, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

  •
  the price of the Class A ordinary shares are not assured to stay at or above the public offering price by the taking of any stabilizing action or otherwise; and

  •
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offering price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the offer shares.

        We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance will be made within seven days of the expiration of the stabilization period.

        In connection with the Global Offering, the underwriters may also purchase and sell Class A ordinary shares or ADSs in the open market in compliance with all applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional Class A ordinary shares (including Class A ordinary shares represented by short sales of ADSs) for which the international underwriters' option to purchase additional Class A ordinary shares may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares or ADSs in the open market and converting such ADSs into Class A ordinary shares. In determining the source of Class A ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of Class A ordinary shares or ADSs made by the underwriters in the open market.

        The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares or ADSs. As a result, the price of the Class A ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities (which may start at any time in the U.S. market beginning on the price determination date) and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.

Activities by Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

        In relation to the Class A ordinary shares, the activities of the underwriters and their respective affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and in the United States and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.

        In relation to issues by underwriters or their respective affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.

        All such activities may occur both during and after the end of the stabilizing period described under "—Stabilization" above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

        It should be noted that when engaging in any of these activities, the underwriters are subject to certain restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the offer shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the offer shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Class A ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the Securities and Futures Ordinance, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

        Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our Class A ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our Class A ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Sole Global Coordinator for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our Class A ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any of our Class A ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our Class A ordinary shares to be offered so as to enable an investor to decide to purchase any of our Class A ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of our Class A ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our Class A ordinary shares in, from or otherwise involving the United Kingdom.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the Global Offering. This prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the offer shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the offer shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The offer shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Global Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring offer shares must observe such Australian on-sale restrictions.

        This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Bermuda

        The offer of the international offer shares under the international offering is private and is not intended for the public. This prospectus supplement and the accompanying prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.

British Virgin Islands

        The offer shares are not being and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription. The offer shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 ("BVI Companies"), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the offer shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Canada

        The offer shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the offer shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Global Offering.

Cayman Islands

        The offer shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

Hong Kong

        This preliminary prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. The offer shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered "prospectus" which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the offer shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong).

Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the offer shares.

        Accordingly, the offer shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the offer shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the offer shares. The Class A ordinary shares may only be transferred to QIIs.

For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the offer shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the offer shares. The offer shares may only be transferred en bloc without subdivision to a single investor.

Kingdom of Saudi Arabia

        This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the "Capital Market Authority").

        The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement and the accompanying prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement or the accompanying prospectus.

        Prospective purchasers of the international offer shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser.

Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds", its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the offer shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the offer shares.

Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the offer shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires offer shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the offer shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any offer shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

PRC

        This prospectus has not been and will not be circulated or distributed in the PRC, and the offer shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Qatar

        This prospectus supplement and the accompanying prospectus is not intended to constitute an offer, sale or delivery of ordinary shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority ("QFCA") or the Qatar Financial Centre Regulatory Authority ("QFCRA"). The offer shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority ("QFMA"), the Qatar Central Bank ("QCB"), the QFCA or the QFCRA, or any laws of the State of Qatar.

        This prospectus supplement and the accompanying prospectus have not been and will not be:

  (i)
  lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

  (ii)
  authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement or the accompanying prospectus does not, and is not intended to, constitute a public or general offer or other invitation in respect of ordinary shares or other securities in the State of Qatar or the QFC.

        The offer of the offer shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.

        The offer shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such ordinary shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this prospectus supplement, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the offer shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the offer shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any

  (b)
  person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (c)
  where no consideration is or will be given for the transfer;

  (d)
  where the transfer is by operation of law;

  (e)
  as specified in Section 276(7) of the SFA; or

  (f)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

        The offer shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in South Korea under the Financial Investment Services and Capital Markets Act (the "FSCMA"), and none of the offer shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in South Korea or to any resident of South Korea except pursuant to applicable laws and regulations of South Korea, including the FSCMA and the Foreign Exchange Transaction Law (the "FETL") and the decrees and regulations thereunder. Furthermore, the offer shares may not be resold to South Korean residents unless the purchaser of the offer shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the offer shares.

Switzerland

        The offer shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the offer shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Global Offering, the company or the offer shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the offer shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the offer shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment

Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the offer shares.

Taiwan

        The offer shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the offer shares in Taiwan.

United Arab Emirates

        The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the offer shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

        The offer shares may be offered, and this prospectus supplement may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The offer shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).

TAXATION

        The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our Class A ordinary shares and our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China, Hong Kong and the United States. You should consult your own tax advisors with respect to the consequences of an investment in our Class A ordinary shares and our ADSs. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Global Law Office Shanghai, our special PRC counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC Taxation

        Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a "de facto management body" located within the PRC is considered a resident enterprise. The implementation rules define the term "de facto management body" as the body that in practice exercises substantial and overall management and control over the production and operations personnel, accounting and properties, etc. of an enterprise. In April 2009, the State Taxation Administration of the PRC issued a circular, as amended in November 2013 and December 2017 and partially invalid, known as Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the STA's general position on how the "de facto management body" text should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational senior management and senior management department's performance of their duties is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder meeting minutes, are located or maintained in the PRC; and (iv) 50% or more of voting board members or senior executives habitually reside in the PRC.

        We believe that ZTO Express (Cayman) Inc. should not be treated as a PRC resident enterprise for PRC tax purposes. ZTO Express (Cayman) Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that ZTO Express (Cayman) Inc. meets all of the conditions above. ZTO Express (Cayman) Inc. is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the meeting minutes of its board of directors and the meeting minutes of its shareholders) are maintained, outside the PRC. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body."

        If the PRC tax authorities determine that ZTO Express (Cayman) Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be subject to PRC withholding tax at a rate of up to 10% subject to any reduction or exemption set forth in relevant tax treaties, from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% subject to any reduction or exemption set forth in relevant tax treaties. It is also unclear whether non-PRC shareholders of ZTO Express (Cayman) Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that ZTO Express (Cayman) Inc. is treated as a PRC resident enterprise.

        The STA issued an STA Circular 59 together with the Ministry of Finance in April 2009 and a STA Public Notice 7 in 2015, which was most recently amended on December, 2017. By promulgating and implementing these two circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise. Under STA Public Notice 7, an "indirect transfer" of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. STA Public Notice 7 provides relevant criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. STA Public Notice 7 also brings challenges to both a foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise, subject to any reduction or exemption set forth in relevant tax treaties. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. According to the Announcement of the STA on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source, or STA Announcement 37, which came into effect on December 1, 2017 and amended in June 15, 2018, the withholding party shall, within seven days of the day on which the withholding obligation occurs, declare and remit the withholding tax to the competent tax authority at its locality. Where the withholding party fails to withhold and remit the income tax payable or is unable to perform its obligation in this regard, the non-resident enterprise that earns the income shall declare and pay the tax that has not been withheld to the competent tax authority at the place where the income occurs, and complete the Withholding Statement of the People's Republic of China for Enterprise Income Tax. Our company may be subject to filing obligations or taxed if our company is the transferor in such transactions, and may be subject to withholding obligations if our company is the transferee in such transactions, under STA Announcement 37 and STA Public Notice 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under STA Public Notice 7. As a result, we may be required to expend valuable resources to comply with STA Announcement 37 and STA Public Notice 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

        Under the EIT Law and its implementation rules, certain "high and new technology enterprises strongly supported by the state" that independently own core intellectual property and meet statutory criteria are permitted to enjoy a reduced 15% enterprise income tax rate. On January 29, 2016, the State Taxation Administration, the Ministry of Science and Technology of the PRC and the Ministry of Finance of the PRC jointly issued the Administrative Measures for the Certification of High and New Technology Enterprises specifying the criteria and procedures for the qualification and certification of the High and New Technology Enterprises.

        Under the Circular 58, the Circular 12 and the Announcement on Continuation of the Enterprise Income Tax Policy for the Western Region Development which will become effective on January 1, 2021, from January 1, 2011 to December 31, 2030, if the primary business of the enterprise is listed in one of the industry items provided in the Catalog of Encouraged Industries in Western Regions and annual primary business revenue accounts for more than 70% of the total enterprise revenue, it may pay enterprise income tax at the reduced tax rate of 15% subject to the examination and confirmation of the competent tax authority. The STA promulgated the Announcement of the STA on Enterprise Income Tax Issues concerning the Implementation of the Catalog of Encouraged Industries in the Western Region thereafter, and from October 1, 2014, the payment of enterprise income tax at the reduced tax rate of 15% shall cease to apply to enterprises that have enjoyed policies for preferential treatment of enterprise income tax under the Circular 12 if their primary businesses no longer fall within the "encouraged" category of Catalog of Encouraged Industries in the Western Region. Afterwards, the STA abolished the examination and confirmation procedures of the competent tax authority for the preferential treatment under the Circular 12.

Hong Kong Taxation

        In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-Class A ordinary share conversion and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered Class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Class A Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

United States Federal Income Tax Considerations

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that acquires our Class A ordinary shares in this offering and holds our ADSs or Class A ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that or the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

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  banks and other financial institutions;

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  insurance companies;

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  pension plans;

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  cooperatives;

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  regulated investment companies;

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  real estate investment trusts;

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  broker-dealers;

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  traders in securities that elect to use a mark-to-market method of accounting;

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  certain former U.S. citizens or long-term residents;

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  tax-exempt entities (including private foundations);

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  persons liable for alternative minimum tax;

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  holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

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  investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

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  investors that have a functional currency other than the U.S. dollar;

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  persons that actually or constructively own 10% or more of our stock (by vote or value);

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  investors required to accelerate the recognition of any item of gross income with respect to our ADSs or Class A ordinary shares as a result of such income being recognized on an applicable financial statement; or

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  partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

        Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal tax law to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.

General

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

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  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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  a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.

        For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying Class A ordinary shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

        A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as a passive asset and the company's goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

        Although the law in this regard is unclear, we treat our consolidated VIE as being owned by us for U.S. federal income tax purposes because we control its management decisions and are entitled to substantially all of the economic benefits associated with this entity. As a result, we consolidate its results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the consolidated VIE for U.S. federal income tax purposes, we would likely be treated as a PFIC for the current taxable year and any subsequent taxable year.

        Assuming that we are the owner of the VIE for U.S. federal income tax purposes, and based upon our current income and assets, and our market capitalization, we do not believe we were a PFIC for the taxable year ended December 31, 2019 and do not anticipate becoming a PFIC in the current taxable year or in the foreseeable future. While we do not anticipate being or becoming a PFIC in the current or foreseeable taxable years, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in our market capitalization may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to our market capitalization from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

        If we are classified as a PFIC for any year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC rules discussed below under "Passive Foreign Investment Company Rules" generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.

        The discussion below under "Dividends" and "Sale or Other Disposition" is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under "Passive Foreign Investment Company Rules."

Dividends

        Subject to the discussion below under "Passive Foreign Investment Company Rules," any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a "dividend" for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to "qualified dividend income," provided that certain conditions are satisfied, including that (1) our ADSs or Class A ordinary shares are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our ADSs (but not our Class A ordinary shares) will be readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.

        In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see "Taxation—People's Republic of China Taxation"), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or Class A ordinary shares. We may, however, be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph.

        Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder's individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder's individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

        Subject to the discussion below under "Passive Foreign Investment Company Rules," a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder's adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in the PRC, such gain may be treated as PRC source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

        A U.S. Holder that receives Hong Kong dollars or another currency other than U.S. dollars on the disposition of our Class A ordinary shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A ordinary shares are traded on a recognized exchange, in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Rules

        If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ADSs or Class A ordinary shares), and (ii) any gain realized on the sale or other disposition of the ADSs or Class A ordinary shares. Under the PFIC rules:

  •
  the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period for the ADSs or Class A ordinary shares;

  •
  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC (each, a "pre-PFIC year"), will be taxable as ordinary income;

  •
  the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

  •
  the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        As an alternative to the foregoing rules, a U.S. Holder of "marketable stock" in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our ADSs or Class A ordinary shares held at the end of the taxable year over the adjusted tax basis of such ADSs or Class A ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs or Class A ordinary shares over the fair market value of such ADSs or Class A ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ADSs or Class A ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs or Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Because a mark-to-market election technically cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

        We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

        If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.

LEGAL MATTERS

        We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps and Slate, Meagher & Flom with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by Global Law Office Shanghai with respect to legal matters of PRC law. The underwriters are being represented by Freshfields Bruckhaus Deringer with respect to legal matters of United States federal securities law, New York State law and Hong Kong law and by JunHe LLP with respect to legal matters of PRC law. The validity of the Class A ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Global Law Office Shanghai and for the underwriters by JunHe LLP. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law Skadden, Arps, Slate, Meagher & Flom LLP, Skadden, Arps and Slate, Meagher & Flom and Maples and Calder (Hong Kong) LLP may rely upon Global Law Office Shanghai with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer may rely upon JunHe LLP with respect to matters governed by PRC law.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference from ZTO Express (Cayman) Inc.'s annual report on Form 20-F for the year ended December 31, 2019 and ZTO Express (Cayman) Inc.'s current report on Form 6-K dated September 11, 2020, and the effectiveness of ZTO Express (Cayman) Inc.'s internal control over financial reporting as of December 31, 2019, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at Shanghai, the People's Republic of China.

PROSPECTUS

ZTO Express (Cayman) Inc.

CLASS A ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. The selling shareholders (if any) may sell shares of our Class A ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling shareholders (if any).

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 34 of this prospectus.

The ADSs are listed on the New York Stock Exchange under the symbol "ZTO." On September 10, 2020, the last reported sale price of the ADSs on the New York Stock Exchange was $31.27 per ADS.

Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" which may be included in any prospectus supplement or which are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." In this prospectus, unless otherwise indicated or unless the context otherwise requires:

(1)   the terms "ZTO," "we," "us," "our company" or "our" refer to ZTO Express (Cayman) Inc., its subsidiaries and its consolidated affiliated entities. Depending on the context, references to "we" and "our" may also include the network partners within our network;

(2)   "Class A ordinary shares" are to our Class A ordinary shares, par value US$0.0001 per share;

(3)   "Class B ordinary shares" are to our Class B ordinary shares, par value US$0.0001 per share;

(4)   "ordinary shares" are to our Class A and Class B ordinary shares, par value US$0.0001 per share;

(5)   "ADSs" refers to the American depositary shares, each of which represents one Class A ordinary share;

(6)   "China" or the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan; and

(7)   all references to "RMB" and "Renminbi" are to the legal currency of China and all references to "U.S. dollars," "US$," "dollars" and "$" are to the legal currency of the United States.

 FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as "may," "will," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," "is/are likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

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our goals and strategies;

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our future business development, financial conditions and results of operations;

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the expected growth of the express delivery industry in China;

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our expectations regarding demand for and market acceptance of our services;

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our expectations regarding our relationships with network partners, direct and end customers, suppliers and our other stakeholders;

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competition in our industry; and

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relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

 OUR COMPANY

Overview

We are a leading express delivery company in China. Through our network and together with our network partners, we provide domestic and international express delivery services supplemented by other value-added services. Our delivery network covers over 99.2% of China's cities and counties as of June 30, 2020.

We mainly provide express deliveries in China of parcels weighing under 50 kilograms with expected delivery time ranging from 24 to 72 hours. Our delivery time has improved over time.

The following chart sets out the services provided by us and our network partners.

Key Category		Service Offerings
Domestic Express	Express Delivery	• Intra-city Delivery
• Inter-city Delivery
	Enterprise Customer Services	• Customized one-stop express delivery solution for key accounts
	Ancillary Services	• Cash-on-Delivery Service
• Alternative Address Pick-up
• Proof-of-delivery Collection
• Parcel Interception Service
• Reverse Logistics
• Others
	Regional	• Hong Kong/Taiwan Door-to-Door Express Service
International Express	Cross-border	• International express services to the key overseas markets in cooperation with business partners

Building on our core delivery business, we strive to become an integrated logistics service provider. We are expanding our service offerings to other logistics services such as less-than-truckload services, integrated solutions for warehousing, distribution and transportation and freight forwarding services, as well as air cargo services.

For more information about our company, please see "Item 4. Information on the Company" in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Corporate Information

Our principal executive offices are located at Building One, No. 1685 Huazhi Road, Qingpu District, Shanghai, 201708, People's Republic of China. Our telephone number at this address is +86 21 59804508. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://ir.zto.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

 RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus.

Please see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2020 Revision) of the Cayman Islands, which we refer to as the Companies Law below, and the common law of the Cayman Islands.

As of June 30, 2020, the authorized share capital of our company is US$1,000,000 divided into 10,000,000,000 shares comprising of (i) 8,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, 577,794,733 of which are issued and outstanding (excluding (a) Class A ordinary shares issuable upon the exercise of outstanding share options and Class A ordinary shares reserved for issuance under our 2016 Share Incentive Plan, (b) 7,447,313 Class A ordinary shares issued and reserved for the purpose of our employee shareholding platform, the holder of which has waived all shareholder rights attached to those shares, and (c) the Company's repurchase of 12,209,069 Class A ordinary shares in the form of ADSs), (ii) 1,000,000,000 Class B ordinary shares of a par value of US$0.0001 each, 206,100,000 of which are issued and outstanding, and (iii) 1,000,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with Article 9 of the articles of association, none of which is issued and outstanding.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person or entity that is not an Affiliate (as defined in our memorandum and articles of association) of such holder or upon a change of ultimate beneficial ownership of any Class B ordinary shares to any person who is not an Affiliate of the holder of such Class B ordinary shares, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. In addition, if at any time, Mr. Meisong Lai and his affiliates collectively hold less than 10% of the issued and outstanding shares in the capital of our company, each issued and outstanding Class B ordinary share will be automatically and immediately converted into one Class A ordinary share, and we will not issue any Class B ordinary shares thereafter.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of a share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    On a show of hands, each shareholder is entitled to one vote for each ordinary share registered in his name on the register of members or, on a poll, each shareholder is entitled to one vote for each Class A ordinary share registered in his name on the register of members and ten votes for each

Class B ordinary share registered in his name on the register of members, voting together as a single class, on all matters that require a shareholder's vote. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding not less than one-third of the votes attaching to all issued and outstanding shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders' meetings may be convened by the chairman of our board of directors or our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than one-third of all votes attaching to all issued and outstanding shares in our share capital. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders' meeting and any other general shareholders' meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares.    Subject to the restrictions set out below and the provisions above in respect of the transfer of Class B ordinary shares, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the New York Stock Exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares.    We may issue shares on terms that such shares may be redeemed, at our option or at the option of the holders thereof, in such manner and on such terms as may be determined, before the issue of such shares, by either our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares in such manner and on such terms as have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including a share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares.    Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights and voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions.    Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Changes in Capital.    The company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe. The company may by ordinary resolution:

(a)   increase its share capital by new shares of such amount as it thinks expedient;

(b)   consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)   subdivide its shares, or any of them, into shares of an amount smaller than that fixed by the memorandum and articles of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)   cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

The company may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., located at 4th Floor, 400 Madison Avenue, New York, New York 10017.Under our memorandum and articles of association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

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an act which is illegal or ultra vires;

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an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our directors and officers against all losses, damages, costs, expenses, actions, proceedings, charges or liabilities incurred in their capacities as such unless such losses or damages arise from dishonesty, wilful default or fraud of such directors or officers in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put a proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our memorandum and articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholders' meeting. Other than this right to requisition a shareholders' meeting, our memorandum and articles of association do not provide our shareholders other rights to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director's office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a

Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders.    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by the shareholders). However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

History of securities issuances

The following is a summary of securities issuances by us in the past three years:

Equity Securities

In June 2018, we issued 57,870,370 Class A ordinary shares to Alibaba ZT Investment Limited for US$1.0 billion, 5,787,037 Class A ordinary shares to Cainiao Smart Logistics Investment Limited for US$100 million, 4,629,630 Class A ordinary shares to New Retail Strategic Opportunities Investments 2 Limited for US$80 million, and 11,574,074 Class A ordinary shares to Rising Auspicious Limited for US$200 million.

Restricted Share Unit Grants

We have granted restricted share units and rights associated with Class A ordinary shares held by Zto Es Holding Limited through our employee shareholding platform to certain of our directors, executive officers and employees. See "Item 6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers" in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.

Shareholders Agreement

We entered into our shareholders agreement on August 18, 2015 with our then shareholders. Pursuant to this shareholders agreement, we have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights.    At any time after the earlier of (i) 180 days after the effective date of the registration statement for a public offering or (ii) the expiration of the period during which the managing underwriters for such public offering shall prohibit us from effecting any other public sale or distribution of registrable securities, holders of series A preferred shares, Max Alpha Limited and Max Beyond Limited, and Zto Wlm Holding Limited have the right to demand that we file a registration statement covering the registration of any registrable securities of such holders. We have the right to defer filing of a registration statement for a period of not more than 90 days after the receipt of the request of the initiating holders under certain conditions, but we cannot exercise the deferral right more than once in any six-month period. We are not obligated to effect more than two demand registrations, other than demand registrations to be effected pursuant to a registration statement on Form F-3, for which an unlimited number of demand registrations shall be permitted.

Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities, we must offer holders of our registrable securities an opportunity to include in the registration the number of registrable securities of the same class or series as those proposed to be registered. If the managing underwriter of any underwritten offering determines in its view the number of registrable securities exceeds the maximum offering size, the registrable securities shall allocate first to us, second to each of the holders requesting the inclusion of their registrable securities pursuant to the piggyback registration, and third to any other party with such priorities among them as we shall determine.

Form F-3 Registration Rights.    Holders of series A preferred shares, Max Alpha Limited and Max Beyond Limited, and Zto Wlm Holding Limited, may request us in writing to file an unlimited number of registration statements on Form F-3. Within 90 days of receiving such request, we shall effect the registration of the securities on Form F-3.

Expenses of Registration.    We will bear all registration expenses, other than underwriting discounts and selling commissions, incurred in connection with any demand, piggyback or F-3 registration.

Investor Rights Agreement with Ali ZT and Cainiao Smart

We entered into an investor rights agreement, dated as of June 12, 2018, with Alibaba ZT Investment Limited, or Ali ZT, an indirect wholly-owned special purpose subsidiary of Alibaba, Cainiao Smart Logistics Investment Limited, or Cainiao Smart, a wholly-owned subsidiary of Cainiao, and certain founding shareholders named therein. Among other things, the investor rights agreement contains the following rights of Alibaba and Cainiao, as applicable:

Right of First Offer.    At any time Mr. Meisong Lai (the "Founder") proposes to transfer securities of our company which constitutes a Change of Control (as defined in the investor rights agreement), the Founder shall first make an offer of such securities to Ali ZT and Cainiao Smart (the "Right of First Offer"). Ali ZT and Cainiao Smart may elect to exercise their Right of First Offer rights to purchase the securities, or exercise their tag-along rights to sell their securities, at the price and on the terms offered by the Founder.

Preemptive Rights.    If the company proposes to issue any of its securities, Ali ZT, Cainiao Smart and certain existing shareholders of the company shall have the right to acquire a portion of such securities equal to the quotient obtained by dividing (i) the number of shares of all securities owned by such shareholder by (ii) the total number of shares of all securities issued and outstanding, or such other percentage as may be mutually agreed among such shareholders following discussions with the company.

Restriction on Transfers of Company Securities.    Each of Ali ZT and Cainiao Smart is prohibited from transferring its Class A ordinary shares prior to the second anniversary of the date of the investor rights agreement, other than transfers to its affiliates, transfers to the company, transfers required by law or transfers approved by the board of directors. In addition, certain existing shareholders of the company are not permitted to transfer any securities of the company to a competitor of Alibaba without the prior written consent of Ali ZT and the Founder is not permitted to transfer any Class B ordinary shares beneficially owned by him without the prior written consent of Ali ZT prior to the second anniversary of the date of the investor rights agreement.

Additional Agreements.    The company agrees to take all Necessary Action (as defined in the investor rights agreement), and the Founding Shareholders (as defined in the investor rights agreement) agree to take all Necessary Action to cause the company, to ensure that (i) one (1) incumbent member of the Board shall resign his or her directorship, and (ii) the vacancy so caused by such resignation shall be filled by the appointment of one (1) director who shall be designated by Ali ZT (the "Investor Director"). Ali ZT may, at its election, appoint a designated representative to serve as a non-voting observer to the Board (the "Investor Observer") and appoint the Investor Director or Investor Observer to any committee of the board of directors, subject to compliance with independence requirements under applicable laws and listing rules.

Registration Rights Agreement with Ali ZT and Cainiao Smart

We entered into a registration rights agreement, dated as of June 12, 2018, with Ali ZT and Cainiao Smart. The registration rights agreement provides that the company shall file a registration statement prior to the second anniversary of the date of the registration rights agreement covering the resale of the Class A ordinary shares owned by Ali ZT and Cainiao Smart. The company will bear the registration expenses related to the preparation and filing of the registration statement. The registration rights agreement contains customary indemnification provisions.

Registration Rights Agreement with New Retail Investments

We entered into a registration rights agreement, dated as of June 28, 2018, with New Retail Strategic Opportunities Investments 2 Limited, or New Retail Investments. New Retail Strategic Opportunities Fund, L.P. ("NRSF"), owns 100% of New Retail Investments. New Retail Strategic Opportunities Fund GP, L.P. ("NRSF GP"), is the general partner of NRSF. New Retail Strategic Opportunities GP Limited,

an indirect wholly-owned subsidiary of Alibaba, is the general partner of NRSF GP. The registration rights agreement provides that the company shall file a registration statement prior to the first anniversary of the date of the registration rights agreement covering the resale of the Class A ordinary shares owned by New Retail Investments. New Retail Investments will bear the registration expenses related to the preparation and filing of the registration statement. The registration rights agreement contains customary indemnification provisions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

JPMorgan Chase Bank, N.A., as depositary issues the ADSs. Each ADS represents an ownership interest in a designated number of Class A ordinary shares which we deposited with the custodian, as agent of the depositary, under the deposit agreement among our company, the depositary and ADR holders. Each ADS also represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary's office is located at 383 Madison Avenue, Floor 11, New York, NY, 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as exhibit 4.3 to Form S-8 filed on January 12, 2018 (File No.333-222519). The form of ADR is incorporated in the deposit agreement.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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Shares.  In the case of a distribution in Class A ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any Class A ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional Class A ordinary shares.  In the case of a distribution of rights to subscribe for additional Class A ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

    (i)  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

   (ii)  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Class A ordinary shares deposited with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited Class A ordinary shares for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as "deposited securities".

Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

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temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

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the payment of fees, taxes and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

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to receive any distribution on or in respect of deposited securities,

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to give instructions for the exercise of voting rights at a meeting of holders of shares,

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to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

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to receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of Class A ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of Class A ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct, or, subject to the next sentence, will be deemed to instruct, the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. To the extent we have provided the depositary with at least 40 days' notice of a proposed meeting, if voting instructions are not timely received by the depositary from any holder, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class A ordinary shares represented by their ADSs as desired, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if we inform the depositary in writing that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of Class A ordinary shares and (b) unless, with respect to such meeting, we have provided the depositary with an opinion of our counsel, in form and substance satisfactory to the depositary, to the effect that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of any applicable law, public rule or regulation in force in the Cayman Islands, (c) the courts of the Cayman Islands will give effect to the voting arrangement and deemed instruction as contemplated in the proxy under Cayman Islands law and (d) there is nothing under Cayman Islands law which would result in the depositary being deemed to have exercised any discretion when voting in accordance with the terms of the proxy.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

We have advised the depositary that under Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

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a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

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a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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a fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the US$0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were Class A ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

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in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

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fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

Our depositary anticipates to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of the increase in any such fees and charges.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1)   amend the form of ADR;

(2)   distribute additional or amended ADRs;

(3)   distribute cash, securities or other property it has received in connection with such actions;

(4)   sell any securities or property received and distribute the proceeds as cash; or

(5)   none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days' notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a share certificate representing the Class A ordinary shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of Class A ordinary deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the

  ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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it exercises or fails to exercise discretion under the deposit agreement or the ADRs, including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People's Republic of China law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by ADR holders or beneficial owners therein on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement, each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of our securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of Class A ordinary shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR register, when reasonably requested by us solely in order to enable us to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

In its capacity as depositary, the depositary shall not lend Class A ordinary shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which Class A ordinary shares may not have been received (each such transaction a "pre-release"). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the "applicant") to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law and Jurisdiction

The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (ii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below; provided, however, to the extent there are specific federal securities law violation aspects to any claims against us and/or the depositary brought by any registered holder of ADRs, the federal securities law violation aspects of such claims brought by a registered holder of ADRs against us and/or the depositary may, at the option of such registered holder of ADRs, remain in state or federal court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such ADR holders against us and/or the depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance with the provisions of the deposit agreement. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands in order to take advantage of certain benefits associated with being a Cayman Islands exempted company, including:

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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets and operations are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Global Law Office Shanghai, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). The Grand Court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Global Law Office Shanghai has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

 TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell some or all of our ordinary shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell our ordinary shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any) and the number of our ordinary shares beneficially owned and being offered by such selling shareholders. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

We and the selling shareholders (if any) may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters' compensation;

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any offering price to the public;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies;

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educational and charitable institutions; and

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other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

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the validity of the arrangements; or

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the performance by us or the institutional investor.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Global Law Office Shanghai and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Global Law Office Shanghai with respect to matters governed by PRC law.

 EXPERTS

The financial statements incorporated in this Prospectus by reference from ZTO Express (Cayman) Inc.'s Annual Report on Form 20-F for the year ended December 31, 2019 and ZTO Express (Cayman) Inc.'s Current Report on Form 6-K dated September 11, 2020, and the effectiveness of ZTO Express (Cayman) Inc.'s internal control over financial reporting as of December 31, 2019, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP is located at Shanghai, the People's Republic of China.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC's website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

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our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed on April 21, 2020;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on October 14, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "ZTO Express (Cayman) Inc. Supplemental and Updated Disclosures";

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Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on September 11, 2020, titled "Audited Consolidated Financial Statements as of June 30, 2020 and for the six months ended June 30, 2019 and 2020"; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ZTO Express (Cayman) Inc.
Building One, No. 1685 Huazhi Road,
Qingpu District, Shanghai 201708, People's Republic of China
Tel: (86 21) 5980 4508
Attention: Investor Relations Department

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

ZTO Express (Cayman) Inc.

45,000,000 Class A Ordinary Shares